UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Central Bancompany, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 25, 2026

Dear Shareholder:
You are cordially invited to attend the Annual Meeting of the Shareholders of Central Bancompany, Inc. The Annual Meeting will be an in-person and virtual meeting. It will be held at 2:00 p.m. on May 4, 2026, on the third floor of the Financial Center, 111 E. Miller Street, Jefferson City, Missouri 65101.
Only stockholders of record at the close of business on March 23, 2026, the record date, will be entitled to receive notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend in person or virtually. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote via the internet. Instructions and applicable deadlines for voting via the internet are set forth on the enclosed proxy card. You may revoke your proxy at any time before its exercise, and you may attend the Annual Meeting and vote virtually, even if you have previously returned your proxy card or voted via the internet. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder and to register in advance to vote virtually at the Annual Meeting. Your vote is very important. I look forward to you attending the meeting.

Sincerely,
/s/ S. Bryan Cook
S. Bryan Cook
Executive Chairman

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Notice of 2026 Annual Meeting of Shareholders of
Central Bancompany, Inc.

Date:	May 4, 2026

Time:	2:00 p.m., Central Time

Place:
The Annual Meeting will be conducted in person and virtually. You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the record date or hold a valid proxy for the meeting. Those shareholders attending the Annual Meeting virtually, may vote their shares and submit questions during the meeting via live audio webcast by visiting: https://edge.media-server.com/mmc/p/n2Fpq6x5. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card. The meeting password is: cbc2026.

Purposes:	1. To elect four (4) Directors for the Class I Directors for a term of 3 years;

2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2026;

3. To adopt the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:
Shareholders at the close of business on March 23, 2026, are entitled to vote at the meeting. If your shares are registered in the name of a bank or brokerage firm, such procedures are described on the voting form sent to you.

How You Can Vote:	You may vote your proxy in person at the Annual Meeting, virtually at the Annual Meeting, via the internet, or by mailing back the enclosed proxy card by May 3, 2026.

By Authorization of the Board of Directors, /s/ Jeremy W. Colbert
Jeremy W. Colbert Executive Vice President, General Counsel and Corporate Secretary
March 25, 2026

Important Notice regarding the availability of proxy materials for the
Shareholder Meeting to be held on May 4, 2026
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders
are available at www.astproxyportal.com/ast/29623

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your Proxy Is Greatly Appreciated.

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CENTRAL BANCOMPANY, INC. AND SUBSIDIARIES
PROXY STATEMENT FOR 2026 ANNUAL MEETING

CENTRAL BANCOMPANY, INC.
PROXY STATEMENT FOR
2026 Annual Meeting
238 Madison Street
Jefferson City, Missouri 65101

Unless the context otherwise requires, references in this proxy statement to "CBC", “we,” “us,” “our,” “our company,” or the “Company” refer to Central Bancompany, Inc. and its consolidated subsidiaries; references to “the Bank” or “our Bank” refer to Central Trust Bank a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “stockholders” or "shareholders" are to the holders of outstanding shares of our voting Class A common stock, par value $0.01 per share (the “Common Stock”).
This Proxy Statement, the accompanying proxy card and the 2025 Annual Report to Shareholders of Central Bancompany, Inc., are first being made available to security holders on or about March 25, 2026. The Board of Directors of the Company (the “Board” or “Board of Directors”) is soliciting your proxy to vote your shares at the Annual Meeting of Shareholders (the “Meeting”) on May 4, 2026. The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.
What is a Proxy?
A proxy is your legal designation of another person (the proxy) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Jeremy Colbert, EVP - General Counsel & Corporate Secretary and Laurie Nowack, Paralegal/Assistant Corporate Secretary, who were appointed by the Board, the authority to vote your shares in the manner you indicate on your proxy card.
Why did I receive more than one proxy card?
You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker, banker, trustee or nominee (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, bank, trustee, or nominee, and you will return your proxy card or cards to your broker, bank, trustee or nominee. You should vote on and sign each proxy card you receive.
Who is qualified to vote?
You are qualified to receive notice of and to vote at the Meeting if you owned shares of Common Stock, at the close of business on the record date of Monday, March 23, 2026.
How many shares of Common Stock may vote at the Meeting?
As of March 23, 2026, there were 240,293,104 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented. Shareholders may not cumulate votes in the election of directors or otherwise.
What is the difference between a “shareholder of record” and a “street name” holder?
These terms describe how your shares are held. If your shares are registered directly in your name with Equiniti Trust Company, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a broker, bank, trustee or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?
If you are a “shareholder of record,” you have several choices. You can vote your proxy:
•using the proxy card enclosed with the materials,
•in person at the Annual Meeting,
•virtually at the Annual Meeting, or
•via the internet.
Please refer to the specific instructions set forth on the proxy card. For security reasons, the electronic voting system has been designed to authenticate your identity as a shareholder.
If you hold your shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.
Can I vote my shares in person at the Meeting?
Yes. You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the record date or hold a valid proxy for the meeting.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:

Proposal One	FOR the election of each four (4) nominees for the Class I Directors with a term expiring at the 2029 Annual Meeting of Shareholders.

Proposal Two	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2026.

Proposal Three	FOR the adoption of the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan.
What are my choices when voting?

Proposal One	You may cast your vote in favor of, or against, each nominee, or you may elect to abstain from voting your shares with respect to the nominees.

Proposal Two	You may cast your vote in favor of, or against, the proposal, or you may elect to abstain from voting your shares.

Proposal Three	You may cast your vote in favor of, or against, the proposal, or you may elect to abstain from voting your shares.
How would my shares be voted if I do not specify how they should be voted?
If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies will vote your shares as follows:

Proposal One	FOR the election of each four (4) nominees for the Class I Directors with a term expiring at the 2029 Annual Meeting of Shareholders.

Proposal Two	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2026.

Proposal Three	FOR the adoption of the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan.

How are votes withheld, abstentions and broker non-votes treated?
If your shares are held in street name through a broker, bank, or other intermediary and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain limited circumstances in accordance with the New York Stock Exchange (“NYSE”) rules that govern banks and brokers, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”). These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement (Proposal Two). With respect to Proposal Two, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The election of directors (Proposal One) and the approval of the adoption of the Company’s 2026 Employee Stock Purchase Plan (Proposal Three) are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote”.
Abstentions and broker non-votes will be counted as present for determining whether the quorum requirement has been met and will be deemed to be represented at the meeting as to the applicable proposal. Because approval of each nominee in Proposal One, and each of Proposal Two and Proposal Three requires the affirmative vote of a majority of those shares represented and entitled to vote thereon at the Annual Meeting, abstentions and broker non-votes with respect to any such proposal will have the same effect as a vote against such proposal.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the outstanding shares of Common Stock entitled to vote at the meeting are represented in person, virtually or by proxy. Abstentions and broker non-votes will be counted as present for determining whether the quorum requirement has been met.
Can I change my vote after I have mailed in my proxy card?
If you are a “shareholder of record,” you may revoke your proxy by doing one of the following:
•by sending a written notice of revocation to the Corporate Secretary of the Company that is received prior to the Annual Meeting, stating that you revoke your proxy;
•by delivery of a later-dated proxy (including an internet vote) and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included on the proxy card(s); or
•by attending the Annual Meeting and voting your shares in person.
If you hold shares in “street name,” contact your broker, bank, trustee or other nominee for directions on how to change your vote.
What vote is required to approve each proposal?

Proposal One	the election of each nominee requires the affirmative vote of a majority of those shares represented in person, virtually, or by proxy and entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against each nominee.

Proposal Two	requires the affirmative vote of a majority of those shares represented in person, virtually, or by proxy and entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Proposal Three	requires the affirmative vote of a majority of those shares represented in person, virtually, or by proxy and entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Who will count the votes?
Representatives from Equiniti Trust Company, the transfer agent, will count the votes and provide the results to the Corporate Secretary, who will then tabulate the votes at the Annual Meeting.
Who pays the cost of a proxy solicitation?
The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, facsimile transmission or via email by regular employees of the Company. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals, and the Company will reimburse them for the expense of doing so. This Proxy Statement and proxy will be first sent to security holders on or about March 25, 2026.
Is this Proxy Statement the only way that proxies are being solicited?
No. As stated above, the Company is mailing these proxy materials to shareholders. In addition, certain directors, officers or employees of the Company may also solicit proxies by telephone, facsimile transmission, e-mail or personal contact. They will not be compensated for doing so.
If you have any further questions about voting your shares or attending the Annual Meeting, please call the Company’s Corporate Secretary, Jeremy W. Colbert at 314.686.7036 or the Assistant Corporate Secretary, Laurie Nowack, at 573.634.1226.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 2, 2026: (i) for each executive officer identified below (the "Named Executive Officers") and for each director, director nominee, for all directors and executive officers as a group, and (ii) stockholders of the Company known to own more than 5% of the Company’s outstanding Common Stock.
Except as otherwise indicated, the address for each shareholder listed below is c/o Central Bancompany, Inc., 238 Madison Street, Jefferson City, MO 65101.

Name of Beneficial Owner	Number of shares	Ownership as a Percentage of Common Stock
Named Executive Officers:
S. Bryan Cook (1) (11)	157,204,625	65.2%
John "JR" Ross (2)	626,655	*
Robert M. Robuck (3) (11)	156,992,230	65.1%
Eric A. Hallgren (4)	11,307	*
Directors and Director Nominees:		*
Charles W. Digges, Jr. (5)	1,745,000	*
Michael Kirk Farmer, Jr.	—	*
Robert R. Hermann, Jr. (6) (11)	157,566,119	65.3%
E. Stanley Kroenke	—	*
Charles E. Kruse (7)	7,500	*
Richard H. McClure (8)	19,500	*
Edward D. "Chip" Robertson, Jr. (9)	4,550	*
Bradley N. Sprong (10)	4,500	*
All Directors and Executive Officers as a group (19 persons)	158,865,899	65.9%
Five Percent or Greater Stockholders (other than NEOs, Directors or Director Nominees):
Voting Trust (11)	156,906,700	65.1%
Central Trust Bank (12)	46,782,191	19.4%
Charles A. Weber (13)	24,473,400	10.1%
John D. Schaperkotter (14)	24,437,150	10.1%
Steven W. Cook (15)	20,520,656	8.5%
Morgan W. Cook (16)	20,429,200	8.5%
Catherine O. Cook (17)	20,239,100	8.4%
Anne W. Cook (18)	19,954,200	8.3%
Sarah Cook Tryhus (19)	18,915,856	7.8%
Nelson C. Grumney, Jr. (20)	18,639,400	7.7%
Mary Blair Cook Sage (21)	14,738,500	6.1%
Andrew Greg Curtin Sage III (22)	14,664,800	6.1%
Samuel Winston Brune (23)	14,664,800	6.1%
Nelson C. Grumney, III (24)	13,684,400	5.7%
Andrew C. Grumney (25)	13,648,765	5.7%
Cynthia Cook Grumney (26)	12,292,150	5.1%
* Less than 1% ownership based on the 241,164,339 total outstanding shares as of March 2, 2026
________________________________
(1)Consists of (a) 110,000 shares held indirectly through Central Trust Company for the benefit of Mr. Cook for which he may be deemed to have voting or investment power, (b) 38,619 shares held by Mr. Cook directly, (c) 132,000 shares held jointly by Mr. Cook and his mother, (d) 9,000 shares held directly by Mr. Cook's spouse, (e) 8,306 shares of unvested restricted stock awards held by Mr. Cook for which he may be deemed to have voting power, and (f) 156,906,700 shares held by the Voting Trust for which Mr. Cook may be deemed to have voting power. The Voting Trust includes 45,063,600 shares held for the benefit of Mr. Cook, trusts and a charitable foundation for which he may also be deemed to have investment power. S. Bryan Cook disclaims beneficial ownership of the shares held by the Voting Trust, including for the benefit of the foregoing trusts and charitable foundation, except to the extent of his pecuniary interest therein, if any. Of the shares for which Mr. Cook may be deemed to have voting or investment power, 820,000 shares are pledged as collateral to secure certain financings with the Bank in the ordinary course of its business. See “Transactions with Related Persons - Ordinary Banking Relationships.”
(2)Consists of (a) 454,700 shares held indirectly through Central Trust Company for the joint benefit of Mr. Ross and his spouse for which Mr. Ross may be deemed to have voting or investment power, (b) 82,000 shares held by Mr. Ross directly, and (c) 89,955 shares of unvested restricted stock awards held by Mr. Ross for which he may be deemed to have voting power.
(3)Consists of (a) 47,619 shares held by Mr. Robuck directly, (b) 37,911 shares of unvested restricted stock awards held by Mr. Robuck for which he may be deemed to have voting power, and (c) 156,906,700 shares held by the Voting Trust for which Mr. Robuck may be deemed to have voting power. The Voting Trust includes 18,625,900 shares held for the joint benefit of Mr. Robuck and his spouse and for the benefit of Mr. Robuck and trusts and a charitable foundation for which he may also be deemed to have investment power. Robert M. Robuck disclaims beneficial ownership of the shares held by the Voting Trust, including for the benefit of the foregoing charitable foundation, except to the extent of his pecuniary interest therein, if any. Of the shares for which Mr. Robuck may be deemed to have voting or investment power, 820,000 shares are pledged as collateral to secure certain financings with the Bank in the ordinary course of its business. See “Transactions with Related Persons - Ordinary Banking Relationships.”
(4)Consists of (a) 3,600 shares held directly by Mr. Hallgren, and (b) 7,707 shares of unvested restricted stock awards held by Mr. Hallgren for which he may be deemed to have voting power.
(5)Consists of (a) 5,000 shares held by Mr. Digges directly, and (b) 1,740,000 shares held indirectly through the Voting Trust for the benefit of a trust for which Mr. Digges may be deemed to have investment power. Charles W. Digges disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of his pecuniary interest therein, if any.
(6)Consists of (a) 47,619 shares held directly by Mr. Hermann, (b) 156,906,700 shares held by the Voting Trust for which Mr. Hermann serves as co-trustee and for which he may be deemed to have voting power, and (c) 611,800 shares held by a charitable foundation for which Mr. Hermann may be deemed to have voting or investment power. Robert R. Hermann disclaims beneficial ownership of the shares held by the Voting Trust and the foregoing charitable foundation, except to the extent of his pecuniary interest therein, if any. Of the shares for which Mr. Hermann may be deemed to have voting or investment power, 820,000 shares are pledged as collateral to secure certain financings with the Bank in the ordinary course of its business. See “Transactions with Related Persons - Ordinary Banking Relationships.”
(7)Consists of (a) 2,500 shares held directly by Mr. Kruse, and (b) 5,000 shares held jointly by Mr. Kruse with his spouse.
(8)Consists of (a) 11,200 shares held directly by Mr. McClure, and (b) 8,300 shares held by a trust for which Mr. McClure may be deemed to have voting or investment power. Richard H. McClure disclaims beneficial ownership of the shares held by the foregoing trust, except to the extent of his pecuniary interest therein, if any.
(9)Consists of 4,550 shares held directly by Mr. Robertson.
(10)Consists of 4,500 shares held directly by Mr. Sprong.
(11)Consists of shares held indirectly through the Voting Trust of which S. Bryan Cook, Robert R. Hermann, Jr. and Robert M. Robuck are the Trustees. The Trustees, acting by a simple majority, exercise sole voting discretion over all of the shares held in the Voting Trust. See “Transactions with Related Persons - Voting Trust Agreement.” Each Trustee disclaims beneficial ownership of the shares held within the Voting Trust, except to the extent of his pecuniary interest therein, if any.
(12)Consists of (a) 39,637,400 shares held indirectly through the Voting Trust for the benefit of accounts under the advice of Central Trust Company in its ordinary course of business and for which Central Trust Company may be deemed to have investment power, and (b) 7,144,791 shares held by accounts under the advice of Central Trust Company in its ordinary course of business and for which Central Trust Company may be deemed to have voting or investment power. Central Trust Company is a division of the Bank and provides trust, wealth management and other fiduciary services. Voting and investment decisions regarding these shares are made in accordance with Central Trust Company’s fiduciary duties. Central Trust Bank does not have any pecuniary interest in the shares held by or for the benefit of the foregoing accounts under the advice of Central Trust Company, and disclaims beneficial ownership of such shares.
(13)Consists of 24,473,400 shares held indirectly through the Voting Trust for the benefit of trusts and a charitable foundation for which Mr. Weber serves as co-trustee and for which he may be deemed to have investment power. Charles A. Weber disclaims beneficial ownership of the shares held by or for the benefit of the foregoing trusts and charitable foundation, except to the extent of his pecuniary interest therein, if any.
(14)One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102. Consists of 24,437,150 shares held indirectly through the Voting Trust for the benefit of trusts and a charitable foundation for which Mr. Schaperkotter may be deemed to have investment power. John D. Schaperkotter disclaims beneficial ownership of the shares held for the benefit of the foregoing trusts and charitable foundation, except to the extent of his pecuniary interest therein, if any.
(15)Consists of (a) 34,706 shares held directly by Steven W. Cook, and (b) 20,485,950 shares held indirectly through the Voting Trust for the benefit of Steven W. Cook and for which he may be deemed to have investment power.

(16)Consists of (a) 500 shares held directly by Morgan W. Cook, (b) 20,057,250 shares held indirectly through the Voting Trust for the benefit of trusts for which Morgan W. Cook may be deemed to have investment power, and (c) 371,450 shares held by a trust for which Morgan W. Cook may be deemed to have voting or investment power. Morgan W. Cook disclaims beneficial ownership of the shares held by or for the benefit of the foregoing trusts, except to the extent of her pecuniary interest therein, if any.
(17)Consists of (a) 500 shares held directly by Catherine O. Cook, (b) 19,981,050 shares held indirectly through the Voting Trust for the benefit of Catherine O. Cook and a trust for which Catherine O. Cook may be deemed to have investment power, and (c) 257,550 shares held by Catherine O. Cook. Catherine O. Cook disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of her pecuniary interest therein, if any.
(18)Consists of (a) 9,000 shares held directly by Anne W. Cook, and (b) 19,945,200 shares held indirectly through the Voting Trust for the benefit of a trust for which Anne W. Cook may be deemed to have investment power. Anne W. Cook disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of her pecuniary interest therein, if any.
(19)c/o Grayhawk Development, 7377 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. Consists of (a) 34,706 shares held directly by Sarah Cook Tryhus, and (b) 18,881,150 shares held indirectly through the Voting Trust for the benefit of trusts for which Sarah Cook Tryhus may be deemed to have investment power. Sarah Cook Tryhus disclaims beneficial ownership of the shares held for the benefit of the foregoing trusts, except to the extent of her pecuniary interest therein, if any.
(20)Consists of 18,384,400 shares held indirectly through the Voting Trust for the benefit of trusts for which Nelson C. Grumney, Jr. may be deemed to have investment power and (b) 255,000 shares held by trusts for which Nelson C. Grumney, Jr. may be deemed to have voting or investment power. Nelson C. Grumney, Jr. disclaims beneficial ownership of the shares held by or for the benefit of the foregoing trusts, except to the extent of his pecuniary interest therein, if any.
(21)Consists of 14,738,500 shares held indirectly through the Voting Trust for the benefit of Mary Blair Cook Sage and a trust for which Mary Blair Cook Sage may be deemed to have investment power. Mary Blair Cook Sage disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of her pecuniary interest therein, if any.
(22)Consists of 14,664,800 shares held indirectly through the Voting Trust for the benefit of a trust for which Andrew Gregg Curtin Sage III may be deemed to have investment power. Andrew Gregg Curtin Sage III disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of his pecuniary interest therein, if any.
(23)Consists of 14,664,800 shares held indirectly through the Voting Trust for the benefit of a trust for which Samuel Winston Brune may be deemed to have investment power. Samuel Winston Brune disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of his pecuniary interest therein, if any.
(24)Consists of (a) 12,905,500 shares held indirectly through the Voting Trust for the benefit of trusts for which Nelson C. Grumney, III. may be deemed to have investment power and (b) 778,900 shares held by trusts for which Nelson C. Grumney, III may be deemed to have voting or investment power. Nelson C. Grumney, III disclaims beneficial ownership of the shares held by or for the benefit of the foregoing trusts, except to the extent of his pecuniary interest therein, if any.
(25)Consists of (a) 17,490 shares held directly by Andrew C. Grumney, (b) 13,379,100 shares held indirectly through the Voting Trust for the benefit of trusts for which Andrew C. Grumney may be deemed to have investment power, (c) 250,500 shares held by Andrew C. Grumney and trusts for which Andrew C. Grumney may be deemed to have voting or investment power, and (d) 1,675 shares of unvested restricted stock awards held by Andrew C. Grumney for which he may be deemed to have voting power. Andrew C. Grumney disclaims beneficial ownership of the shares held by or for the benefit of the foregoing trusts, except to the extent of his pecuniary interest therein, if any.
(26)Consists of 12,292,150 shares held indirectly through the Voting Trust for the benefit of a trust for which Cynthia Cook Grumney may be deemed to have investment power. Cynthia Cook Grumney disclaims beneficial ownership of the shares held for the benefit of the foregoing trust, except to the extent of her pecuniary interest therein, if any.

PROPOSAL ONE
ELECTION OF DIRECTORS
Director Nominees
If elected, the four (4) Class I Director nominees will serve on the Board until the Annual Meeting in 2029, respectively, or until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If any of the four nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for such other person(s) recommended by the Company’s Board of Directors. Management has no reason to believe that any of the four nominees for election named below will be unable to serve.

Director Name	Age	Director Class	Director Since	Principal Occupation
Michael Kirk Farmer, Jr.	46	Class I	2025	Chief Executive Officer of Farmer Holding Company
E. Stanley Kroenke	78	Class I	1994	Chairman of The Kroenke Group
Charles E. Kruse	81	Class I	2003	Retired, Former President of the Missouri Farm Bureau
Bradley N. Sprong	61	Class I	2025	Founder of BNS Advisors, LLC

Nominees For Election to the 2026 Class I Directors:

Michael Kirk Farmer, Jr., 46 Class I Director
Mr. Farmer has served as a director of the Company since April 2025 and of the Bank since 2015. He has served as the Chief Executive Officer of Farmer Holding Company, with portfolio businesses in construction, logistics and real estate since March 2023, where he previously served as Vice President since 2014. Mr. Farmer’s business experience qualifies him to serve on our Board.
Committees: Risk Committee

E. Stanley Kroneke, 78 Class I Director
Mr. Kroenke has served as a director of Company since 1994. Mr. Kroenke is the Chairman of The Kroenke Group, a real estate development firm that builds and owns retail shopping centers, apartment buildings, and warehouses throughout North America and in Europe. In addition, Mr. Kroenke founded Kroenke Sports & Entertainment in 1999 and is the owner of Arsenal Football Club, Arsenal Women Football Club, the Los Angeles Rams, the Denver Nuggets, the Colorado Avalanche, the Colorado Rapids and their venues. Recent investments that Mr. Kroenke has led include the Hollywood Park project near Los Angeles, one of the largest privately financed real estate projects in the country, which includes SoFi Stadium and a substantial amount of retail, residential, office, and hotel development. SoFi Stadium was the host to the 2022 Super Bowl and the 2023 College Football National Championship Game, and is scheduled to host the 2028 Olympics opening and closing ceremonies. Mr. Kroenke’s business and investment experience qualifies him to serve on our Board.
Committees: Compensation Committee

Charles E. Kruse, 81 Class I Director
Mr. Kruse has served as a director of the Company since 2003. Mr. Kruse served as the President of the Missouri Farm Bureau from 1992 to 2010 and the Director of the Missouri Department of Agriculture from 1985 to 1991. He also served on the American Farm Bureau board of directors from 1995 to 2010 and on the board of the Federal Agricultural Mortgage Corporation from 2001 and 2008. Previously in his career, Mr. Kruse served in the Missouri Army National Guard, from which he retired as a brigadier general with 26 years of service in 1993. In addition, Mr. Kruse has received three U.S. presidential appointments and served on numerous national boards and commissions. Since 1976, Mr. Kruse has been the President of Charles Kruse Farms, Inc. Mr. Kruse holds a Bachelor of Science in Agronomy from Arkansas State University and a Master of Science Degree in Agronomy from the University of Missouri. Mr. Kruse’s experience in business, financial services, and public service, and knowledge about the Missouri market, qualifies him to serve on our Board.
Committees: Audit Committee and Risk Committee

Bradley N. Sprong, 61 Class I Director
Mr. Sprong has served as a director of the Company since August 2025. Mr. Sprong retired from KPMG LLP where he worked from August 1986 to October 2024, serving as a Senior Lead Tax Partner from December 2019 to October 2024, serving as National Industry Tax Leader for KPMG LLP’s private enterprise practice, an Office Managing Partner and a Senior Tax Partner. He has served on the board of directors of Euronet Worldwide, Inc., a leading global financial technology solutions and payments provider, since 2024, and he also serves on the boards of various other companies and community organizations, such as GN Bank, Midwest Trust Company, William Jewell College and the Kansas City Metropolitan Crime Commission, among others, and has served on the audit committee for several of those organizations. He holds a Bachelor of Science in Accounting from William Jewell College and is a Certified Public Accountant. Mr. Sprong’s business experience and accounting expertise qualifies him to serve on our Board.
Committees: Audit Committee

Vote Required; Recommendation of the Board
The affirmative vote of a majority of shares of Common Stock present in person or virtually or represented by proxy, at the Annual Meeting and entitled to vote on this proposal is required for the election of each of the nominees listed above. Abstentions and broker non-votes will have the same effect as votes against each nominee.

The Board of Directors Recommends that Shareholders Vote FOR All Four Nominees Listed Above

PROPOSAL TWO
RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Company is responsible for the selection and approval of the Company’s independent registered public accounting firm for the purpose of the examination and audit of the Company’s financial statements for 2026. The Audit Committee has also adopted a procedure for the pre-approval of non-audit services. The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP as the firm to conduct the audit of the financial statements of the Company and certain of its subsidiaries for 2026. This selection is presented to the shareholders for ratification; however, the failure of the shareholders to ratify the selection will not change the engagement of KPMG LLP for 2026. The Audit Committee will consider the vote of the shareholders for future engagements. Representatives of KPMG LLP are expected to be attending the Meeting and will be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement.
Vote Required; Recommendation of the Board
The affirmative vote of a majority of shares of Common Stock present in person or virtually or represented by proxy, at the Annual Meeting and entitled to vote on this proposal is required for the ratification of the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2026. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The Board of Directors Recommends a Vote FOR the Ratification of the Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2026.

PROPOSAL THREE
ADOPTION OF THE CENTRAL BANCOMPANY, INC. 2026 EMPLOYEE
STOCK PURCHASE PLAN
On March 19, 2026, the Board adopted, subject to stockholder approval, the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”). The 2026 ESPP permits eligible employees to purchase shares of our Common Stock through payroll deductions at a discount and acquire and maintain an equity interest in us, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Stockholders are being asked to consider and approve the 2026 ESPP, which will reserve an aggregate amount of 1,200,000 shares of Company Common Stock for issuance pursuant to grants made under the 2026 ESPP.
As of March 23, 2026 (the "Record Date"), a total of 240,293,104 shares of our Common Stock were outstanding. The 2026 ESPP share reserve will represent approximately 0.5% of the total number of shares of our Common Stock outstanding as of the Record Date.
Description of the Material Features of the 2026 ESPP
The following is a summary of the material features of the 2026 ESPP. This summary is qualified in its entirety by reference to the complete text of the 2026 ESPP, which is contained in Appendix A to this proxy statement. The 2026 ESPP is designed to allow our eligible employees to purchase Common Stock in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Code.
Purpose of the 2026 ESPP
The purpose of the 2026 ESPP is to provide employees of the Company and its participating subsidiaries with the opportunity to purchase the Company’s Common Stock at a discount through accumulated payroll deductions during successive offering periods. We believe that the 2026 ESPP enhances such employees’ sense of participation in our performance, aligns their interests with those of our stockholders, and is a necessary and powerful incentive and retention tool that benefits our stockholders. Accordingly, our Board believes that approval of the 2026 ESPP is in the best interests of the Company and our Board recommends that stockholders vote for approval of the 2026 ESPP.
We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees. If approved, the 2026 ESPP is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. We believe that offering the 2026 ESPP is important to our ability to maintain competitiveness. By providing eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, we expect to enhance such employees’ incentive for continued employment.
Effective Date
If approved by stockholders, the 2026 ESPP will become effective on May 4, 2026. However, no offering periods will commence under the 2026 ESPP until such time and subject to such terms and conditions as may be determined by the Board. The term of the 2026 ESPP will continue until terminated by the Board or until the date on which all shares available for issuance under the 2026 ESPP have been issued.
Eligibility and Administration
The Board, or a duly authorized committee thereof, will administer and will have authority to interpret the terms of the 2026 ESPP and determine eligibility of participants. The Administrator may designate certain of the Company’s subsidiaries as participating “designated companies” in the 2026 ESPP and may change these designations from time to time.
Employees of the Company and its participating designated companies are eligible to participate in the 2026 ESPP if they meet the eligibility requirements under the 2026 ESPP established from time to time by the Administrator. However, an employee may not be granted rights to purchase shares under the 2026 ESPP if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of Common Stock or other classes of shares of the Company. Consistent with Section 423 of the Code, the Administrator may provide that other groups of employees, including without limitation those who do not meet designated service requirements or those whose participation would be in violation of applicable foreign laws, will not be eligible to participate in the ESPP.
Eligible employees become participants in the 2026 ESPP by enrolling and authorizing payroll deductions by the deadline established by the Administrator prior to the first day of the applicable offering period. Non-employee directors and consultants are not eligible to participate in the 2026 ESPP. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.
As of March 13, 2026, the Company had approximately 2,834 employees, who would have been eligible to participate in the 2026 ESPP had the 2026 ESPP been in operation on such date and the subsidiaries for whom such employees work had been designated as participating designated companies under the 2026 ESPP.
Shares Available for Purchased under the 2026 ESPP
A total of 1,200,000 shares of the Company’s Common Stock will be reserved for issuance pursuant to grants made under the 2026 ESPP. The number of shares subject to the 2026 ESPP may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Changes in Capitalization and Effect of Certain Corporate Transactions.” We cannot precisely predict the share usage under the 2026 ESPP as it will depend on a range of factors including the level of employee participation, the contribution rates of participants, the trading price of the Company’s Common Stock and the Company’s future hiring activity. Any shares distributed pursuant to a purchase right may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market. If a purchase right expires or is terminated, surrendered or canceled without being exercised, in whole or in part, the number of shares subject to the purchase right will again be available for issuance and will not reduce the aggregate number of shares available under the 2026 ESPP.
Participating in an Offering
•Offering Periods and Purchase Periods. The Company’s Common Stock will be offered under the 2026 ESPP during offering periods. The length of the offering periods will be determined by the Administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The Administrator may select one or more purchase dates for each offering period. Offering periods under the 2026 ESPP will commence when determined by the Administrator. The Administrator may, in its discretion, modify the terms of future offering periods.
•Enrollment and Contributions. The 2026 ESPP permits participants to purchase Common Stock through payroll deductions of up to a specified dollar amount or a specified percentage of their eligible compensation specified by the Administrator. A participant may discontinue plan participation as provided in the 2026 ESPP, and a participant may reduce the amount of his or her contributions for an offering period. The Administrator may establish a maximum number of shares that may be purchased by a participant during any offering period. In addition, no employee may purchase more than $25,000 worth of our Common Stock (determined based on the fair market value of the shares at the time such rights are granted) in each calendar year during which such rights are outstanding.
•Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted a purchase right to purchase shares of the Company’s Common Stock. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically on the purchase date at the applicable purchase price.
•Purchase Price. The purchase price of the shares, in the absence of a contrary designation by the Administrator, will not be less than 85% of the lower of the fair market value of the Company’s Common Stock on the first trading day of the offering period or on the purchase date. The fair market value per share of the Company’s Common Stock under the 2026 ESPP generally is the closing sales price of the Company’s Common Stock on the date for which fair market value is being determined, or if there is no closing sales price for a share of the Company’s Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists.
•Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the 2026 ESPP during an offering period prior to the end of the offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of Common Stock. Participation in the 2026 ESPP ends automatically upon a participant’s termination of employment.

Changes in Capitalization and Effect of Certain Corporate Transactions
In the event of certain changes in our capitalization, the Administrator will appropriately and equitably adjust (1) the number of shares reserved under the 2026 ESPP, (2) the number of shares and purchase price of all outstanding purchase rights and (3) the number of shares that are subject to purchase limits under ongoing offerings.
In addition, in the event of a corporate transaction, each outstanding purchase right shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute outstanding purchase rights, any offering periods then in progress shall be shortened with a new purchase date prior to the proposed sale or merger. For purposes of the 2026 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.
Transferability
A participant may not transfer rights granted under the 2026 ESPP other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant.
Plan Amendment and Termination
The Administrator has the authority to amend or terminate the 2026 ESPP, provided that, except in certain circumstances, such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. The stockholder approval of any amendment to the 2026 ESPP will be obtained as required by applicable law or listing requirements.
Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of the 2026 ESPP under current income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2026 ESPP, and is intended for general information only. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.
The 2026 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 2026 ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted a purchase right under the 2026 ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. The Company will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and the Company will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and the Company will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF PURCHASE RIGHTS UNDER THE 2026 EMPLOYEE STOCK PURCHASE PLAN. AMONG OTHER ITEMS, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.
New Plan Benefits
Benefits under the 2026 ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2026 ESPP.
The closing price of the Company’s Common Stock as of the record date, March 23, 2026, was $23.46.
Equity Compensation Plan Information
The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2025.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued under exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security shareholders
	—	$—	—

Equity compensation plans not approved by security shareholders
Restricted Stock Plan[1]	602,300	$—	—
2025 Equity Incentive Plan	—	$—	2,500,000
Total	602,300	$—	2,500,000
¹ Includes the number of unvested stock shares subject to forfeiture based on the satisfaction of ceratin service conditions. See "Stock Based Compensation", Note 11 to our audited consolidated financial statements in our 2025 Annual Report on Form 10-K for more information.
Registration with the SEC
If the 2026 ESPP is approved by stockholders, we expect to file a Registration Statement on Form S-8 with the SEC to register the shares of Common Stock that will be issuable under the 2026 ESPP.
Vote Required; Recommendation of the Board
The affirmative vote of a majority of shares of Common Stock present in person or virtually or represented by proxy, at the Annual Meeting and entitled to vote on this proposal is required for the approval of the 2026 ESPP. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The Board of Directors Recommends a Vote FOR the Approval of the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan.

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics
The Board has adopted guidelines on significant corporate governance matters that create the corporate governance standards for the Company. You may view the Corporate Governance Guidelines on the Company’s website at https://investor.centralbank.net/governance/documents-charters, where you will also find the Code of Business Conduct and Ethics, Whistleblower Policy, and the charters of the Audit Committee, Risk Committee, Nominating and Governance Committee, Compensation Committee and Executive Committee.
We require each director and executive officer to complete annually a Director and Executive Officer Questionnaire (“Questionnaire”). The information contained in the responses to the Questionnaire is used, in part, to determine Director independence and identify material transactions with the Company in which a Director or executive officer may have a direct or indirect material interest.
Director Qualifications
With respect to its recommendations of prospective candidates to the Board, the Nominating and Governance Committee will consider, among other things, the personal qualities and characteristics, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individuals' skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsible to the needs of the Company; and, diversity of viewpoints, background and experience. With respect to incumbent candidates, the Nominating and Governance Committee also considers several qualifications and expectations of directors, including commitment and meeting attendance, participation in meetings and affairs of the Company, and personal loyalty and ethics.
Composition of the Board
As of December 31, 2025, the full Board consisted of eleven (11) Directors. The Board is divided into three classes consisting of one class of four (4) Directors (Class I), one class of three (3) Directors (Class II), and one class of four (4) Directors (Class III). Unless otherwise noted, the Directors in each class serve a three-year term. The term of each class expires at successive Annual Meetings so that the shareholders elect one class of Directors at each Annual Meeting. The Board of Directors determined that the composition of the Board should balance with the following goals:
•The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;
•The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinions and contracts relevant to the Company's business; and
•A majority of the Board shall consist of directors who are "Independent Directors" based on the rules of the Nasdaq definition thereof.
Director Independence
In accordance with the rules of the Nasdaq, the Board, on the recommendation of the Nominating and Governance Committee, determines the independence of each Director and nominee for election as a Director. The Nominating and Governance Committee applies the definition of “independent director” adopted by Nasdaq to information derived from responses to the Questionnaire and from research of the Company’s records provided by the General Counsel, Chief Audit Officer and Auditor of the Company. The Board, on the basis of the recommendation of the Nominating and Governance Committee, determined that the following non-employee Directors of the Company are independent: Charles W. Digges, Jr., Michael K. Farmer Jr., Robert R. Hermann Jr., E. Stanley Kroenke, Charles E. Kruse, Richard H. McClure, Edward D. Robertson, Jr. and Bradley N. Sprong.
Based on the Nasdaq definition of “independent director,” the Board determined that S. Bryan Cook, Robert M. Robuck and John "JR" Ross, as executive officers of the Company, are not independent.

Lead Independent Director
To facilitate free and open discussion and communication among the independent directors of the Board, the independent directors meet in at least two (2) regularly scheduled executive sessions each year and more frequently as necessary or desirable, at which only independent directors are present. Our Board has appointed Richard H. McClure to serve as our lead independent director. As lead independent director, Mr. McClure has the following powers and duties:
•presiding at all meetings of the Board at which the Chairman is not present;
•presiding at executive sessions of the independent directors;
•reviewing and approving meeting agendas, meeting schedules and information sent to the Board;
•serving as a liaison between the Chairman and the independent directors;
•having the authority to call meetings of the independent directors; and
•being available for consultation and direct communication with shareholders, as appropriate.
Family Relationships
There are no family relationships between any of our executive officers or directors.
Board Meetings
The Board met eight (8) times in 2025, in four (4) regularly scheduled meetings and four (4) special meetings. In conjunction with scheduled meetings, the Board regularly meets in executive session. During executive session, the Board has the opportunity to meet without the presence of any non-independent employee directors. The Executive Committee of the Board is authorized to meet and empowered to act on matters requiring immediate attention when the full Board is not available. All of the Directors except E. Stanley Kroenke attended at least 75% of the meetings of the Board and the Committees on which they served in 2025. Although it is not the policy of the Company that Directors attend the Annual Meeting of Shareholders, ten (10) of the eleven (11) Directors attended the 2025 Annual Meeting of Shareholders on April 16, 2025.
Board Structure
Under our Articles and Bylaws, our Board shall consist of at least three (3) members and the number of directors may be fixed from time to time by the Board. Currently, the Board consists of eleven (11) directors. Our Articles and Bylaws further provide that the Board shall be divided into three (3) classes of directors, as nearly equal in number as possible. The current classification of the three (3) classes is as follows:
•Class I, which consists of Michael Kirk Farmer, Jr., E. Stanley Kroenke, Charles E. Kruse, and Bradley N. Sprong, whose terms will expire at our meeting of shareholders to be held in 2026;
•Class II, which consists of Charles W. Digges, Jr., Edward D. “Chip” Robertson, Jr., and Robert M. Robuck, whose terms will expire at our meeting of shareholders to be held in 2027; and
•Class III, which consists of S. Bryan Cook, Robert R. Hermann, Jr., Richard H. McClure, and John “JR” Ross, whose terms will expire at our meeting of shareholders to be held in 2028.
Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified and until his or her earlier death, resignation or removal.

Continuing Directors' Background and Qualifications
The following information is provided with respect to the Directors who are continuing in office for the respective periods and until their successors are elected and qualified.

Director Name	Age	Director Class	Director Since	Principal Occupation
Charles W. Digges, Jr.	77	Class II	2013	Retired, Former President and Chief Executive Officer of The Insurance Group, Inc.
Robert M. Robuck	83	Class II	1987	Vice Chairman of Central Bancompany, Inc.
Edward D. "Chip" Robertson, Jr.	73	Class II	2013	Retired, Former Chief Justice of the Missouri Supreme Court
S. Bryan Cook	74	Class III	1986	Executive Chairman of Central Bancompany, Inc.
Robert R. Hermann, Jr.	73	Class III	1997	Chairman and Chief Executive Officer of Hermann Companies, Inc.
Richard H McClure	71	Class III	2003	Retired, Former President and Chief Executive Officer of UniGroup, Inc.
John "JR" Ross	55	Class III	2024	President and Chief Executive Officer of Central Bancompany, Inc.

Charles W. Digges, Jr., 77 Class II Director
Mr. Digges has served as a director of the Company since 2013. Mr. Digges served as the President and Chief Executive Officer of The Insurance Group Inc., an independent insurance agency, from 1985 to 2021. He served on the board of directors of Central Bank of Boone County, a division of the Bank, for 35 years from 1986 to 2021, including on numerous board committees. Mr. Digges also serves on the boards of various community organizations, such as the Columbia Chamber of Commerce, for which he was Chair in 1986, and the Regional Economic Council, for which he was Chair in 1987. Mr. Digges’ business experiences in insurance and banking, longstanding service with the Bank, and commitment to the local community qualify him to serve on our Board.
Committees: Audit Committee and Risk Committee

Robert M. Robuck, 83 Vice Chairman of the Board Class II Director
Mr. Robuck has served as the Vice Chairman of the Company and the Bank since 2010, and a director of the Company since 1987. He served as interim Chief Financial Officer of the Company and the Bank from April to June 2025. Mr. Robuck has worked for the Company since its formation in 1970 and has held multiple positions with both the Company and the Bank, including Chief Financial Officer and President and Chief Operations Officer. Mr. Robuck holds a Certified Public Accountant certificate (inactive) and a Bachelor of Science in Administration and Accounting at the University of Missouri. Mr. Robuck’s experience in banking and his institutional knowledge of, and commitment to, the Company and the Bank qualify him to serve as the Vice Chairman of the Board.
Committees: Compensation Committee

Edward D. "Chip" Robertson, Jr., 73 Class II Director
Mr. Robertson has served as a director of the Company since 2013. Mr. Robertson was the Chief Justice of the Missouri Supreme Court for 14 years. From 1998 to 2023, he was a shareholder of Bartimus, Frickleton, Robertson, Rader P.C., a boutique litigation firm. He served as a special consultant to the Attorney General of the United States from 2001 to 2002. He holds a Bachelor of Arts from Westminster University, a Juris Doctor from the University of Missouri-Kansas City and a Master of Laws from the University of Virginia School of Law. Mr. Robertson’s experience in law and public service qualifies him to serve on our Board.
Committees: Audit Committee, Compensation Committee, Executive Committee (Chair) and Nominating and Governance Committee (Chair)

S. Bryan Cook, 74 Executive Chairman of the Board Class III Director
Mr. Cook has served as the Executive Chairman of the Company and the Bank since 2024. He is the great grandson of the founder of the Company. He previously served as our Company’s Chairman, President and Chief Executive Officer for 16 years and has been on our Board since 1986. Prior to that, he served as Chief Operating Officer of the Bank. Mr. Cook received his Bachelor of Arts in Economics from Washington & Lee University. He also received his Masters of Arts in Economics, Masters of Business Administration and Ph.D. in Economics from the University of Missouri. Mr. Cook’s experience in banking and his institutional knowledge of, and commitment to, the Company and the Bank qualify him to serve as the Executive Chairman of the Board.
Committees: Compensation Committee, Executive Committee, Nominating and Governance Committee and Risk Committee

Robert R. Hermann, Jr., 73 Class III Director
Mr. Hermann has served as a director of the Company since 1997. He is the Chairman and Chief Executive Officer of Hermann Companies, Inc., a privately held investment and management consulting firm based in St. Louis that offers capital and organizational expertise to venture-stage and middle-market companies, since August 2001. He was also the Chairman and CEO of Anchor Packaging, the largest polypropylene food container manufacturer in North America. Mr. Hermann also serves on the boards of various community organizations, such as St. Louis Children’s Hospital, Saint Louis Zoo, and the Municipal Theatre Association of St. Louis. Mr. Hermann graduated from Princeton University with a degree in economics. His business and investment experience qualifies him to serve on our Board.
Committees: Compensation Committee (Chair), Executive Committee and Nominating and Governance Committee

Richard H. McClure, 71 Class III Director
Mr. McClure has served as a director of the Company since 2003. He retired from UniGroup, Inc., parent of United Van Lines and Mayflower Transit and other global specialized logistics subsidiaries, where he served as the President and Chief Executive Officer from 2002-2014. He currently serves as Lead Independent Director of World Wide Technology, a $20 billion leading technology solutions provider. He served as Chief of Staff to the Governor of Missouri from 1985-1992 and as Deputy Chief of Staff and a Cabinet Officer for the Governor of Illinois from 1980-1985. In 2014, the Governor of Missouri appointed him to co-chair the Ferguson Commission, charged with recommending actions to address the underlying causes of racial inequity and social unrest in the St. Louis region. His business and civic experience qualifies him to serve on our Board as the Lead Independent Director.
Committees: Audit Committee (Chair), Executive Committee, Nominating and Governance Committee and Risk Committee (Chair)

John "JR" Ross, 55 President, Chief Executive Officer Class III Director
Mr. Ross has served as the President and Chief Executive Officer of the Company and the Bank since April 2024 and as a director of the Company since 2021. Mr. Ross previously served as the Chief Operating Officer since joining the Company in March 2020. Prior to these roles, Mr. Ross spent nearly 20 years at J.P. Morgan Chase, most recently serving as the Co-Head of Depository Coverage in the Financial Institutions Group. He attended the University of Oklahoma, obtaining a Bachelor of Business, and received a Masters of Public Administration from the Kennedy School of Government at Harvard University. Mr. Ross is a Certified Public Accountant (inactive). Mr. Ross’s experience in banking and the financial services industry and his experience as the President and CEO of the Company qualify him to serve on our Board.
Committees: Executive Committee and Risk Committee

Committees of the Board
The Board has five (5) committees, four (4) of which are standing committees that meet at least twice per year (Audit Committee, Compensation Committee, Nominating and Governance Committee and Risk Committee). The Executive Committee of the Board is authorized to meet and empowered to act on matters requiring immediate attention when the full Board is not available. As outlined in this document, the Company qualifies as a "controlled company" under Nasdaq's definition and is therefore exempt from the requirement that certain committees be composed solely of independent directors. More information can be found under "Controlled Company Exemptions" below. The charter for each committee is available on the Company's website at https://investor.centralbank.net/governance/documents-charters. The charters are also available in print to any shareholder who makes a request of the Corporate Secretary of the Company as our Corporate Governance guidelines permit.

Central Bancompany, Inc.
Board Committees as of April 16, 2025
Executive Committee	Audit Committee	Nominating & Governance Committee	Risk Committee	Compensation Committee
Edward D. "Chip" Robertson, Jr., Chair	Richard H McClure, Chair	Edward D. "Chip" Robertson, Jr., Chair	Richard H McClure, Chair	Robert R. Hermann, Jr., Chair
Richard H McClure	Charles W. Digges, Jr.	Richard H McClure	Charles W. Digges, Jr.	E. Stanley Kroenke
Robert R. Hermann, Jr.	Charles E. Kruse	Robert R. Hermann, Jr.	Michael Kirk Farmer, Jr.	Edward D. "Chip" Robertson, Jr.
S. Bryan Cook	Edward D. "Chip" Robertson, Jr.	S. Bryan Cook	Charles E. Kruse	S. Bryan Cook
John "JR" Ross	Bradley N. Sprong		S. Bryan Cook	Robert M. Robuck
John "JR" Ross
Audit Committee
In 2025, the Audit Committee met six (6) times. The Audit Committee is responsible for, among other matters, assisting the Board’s oversight of:
•the integrity of the Company's financial statements;
•the Company's compliance with legal and regulatory requirements;
•the independent auditors’ qualifications; and
•the performance of the independent auditors and our internal audit function.
In addition, the Audit Committee will prepare an audit committee report for inclusion in our annual proxy statement.

Our Audit Committee consists of Richard H. McClure (Chair), Charles W. Digges, Jr., Charles E. Kruse, Edward D. Robertson, Jr., and Bradley N. Sprong. Our Board has determined that all members of the Audit Committee (i) are “independent” under the listing standards of the Nasdaq and meet the requirements of Rule 10A-3 of the Exchange Act and (ii) meet the financial literacy requirements under the rules of the Nasdaq. Additionally, our Board has determined that Bradley N. Sprong qualifies as an “audit committee financial expert” under SEC rules.
Compensation Committee
In 2025, the Compensation Committee met five (5) times. The Compensation Committee is responsible for, among other matters:
•reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer ("CEO"), subject to any applicable employment contract, evaluating the CEO's performance in light of those goals and objectives, and determining, or recommending to the Board for determination, the CEO's compensation level based on this evaluation;
•in consultation with the Company's CEO and, if applicable, the Company's Executive Chairman, determining, or recommending to the Board for determination, the compensation of all other executive officers (defined as those officers covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, as in effect from time to time (the "Exchange Act") of the Company, including based on a review of the goals and objectives for those positions;
•in consultation with executive management, establishing the Company's general compensation philosophy and oversee incentive compensation plans and equity-based plans, overseeing the activities of the individuals and committees responsible for administering these plans, and discharging any responsibilities imposed on the Committee by any of these plans;
•approving issuances under, or any material amendment of, any equity compensation or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual's entering into employment with the Company, will acquire stock or options;
•overseeing the administration of our compensation plans; and
•reviewing management's policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business.
Our Compensation Committee consists of Robert R. Hermann, Jr. (Chair), E. Stanley Kroenke, Edward D. Robertson, Jr., S. Bryan Cook, and Robert M. Robuck. Although as a “controlled company” we utilize the exemption from the requirement that our Compensation Committee be comprised entirely of independent directors, our Compensation Committee is composed of a majority of independent directors. Our Board has determined that each of Robert R. Hermann, Jr., E. Stanley Kroenke, and Edward D. Robertson, Jr. qualify as “independent” under the listing standards of the Nasdaq.
Nominating and Governance Committee
The Nominating and Governance Committee met five (5) times in 2025. The Nominating and Governance Committee is responsible for, among other matters:
•making recommendations to the Board on governance matters;
•recommending to the Board the slate of Director Nominees to stand for election at the Annual Meeting of the Shareholders;
•selecting and recommending to the Board nominees to fill a vacancy on the Board;
•assessing the independence of Directors;
•reviewing with the Board the size, requisite skills, and characteristics of Board members as well as the composition of the Board as a whole; and
•recruiting, as needed, new Directors for the Board.

Our Nominating and Governance Committee consists of Edward D. Robertson, Jr. (Chair), Richard H. McClure, Robert Hermann, Jr., and S. Bryan Cook. Although as a “controlled company” we utilize the exemption from the requirement that our Nominating and Governance Committee be comprised entirely of independent directors, our Nominating and Governance Committee is composed of a majority of voting independent directors. Our Board has determined that each of Edward D. Robertson, Jr., Richard H. McClure, and Robert Hermann, Jr. qualify as “independent” under the listing standards of the Nasdaq.
Typically, by the end of January of each year, the Nominating and Governance Committee meets and makes its recommendations to the Board of its proposed slate of Directors for the class of Directors to be elected at the next annual meeting; the date, time and place of the annual meeting; and the matters to be placed on the agenda for the annual meeting. At its meeting on January 22, 2026, the Nominating and Governance Committee determined that all Class I Directors should stand for reelection as Directors until the 2029 Annual Meeting.
The Committee will consider individuals for Board membership that are proposed by shareholders in accordance with the provisions of the Company’s Bylaws. A description of those provisions can be found under “Shareholder Proposals and Nominations” below.
Risk Committee
In 2025, the Risk Committee met four (4) times. The Risk Committee is responsible for, among other matters:
•assessing whether the risk management functions provide proper oversight of the Company’s risk profile consistent with the Board’s established risk appetite;
•ensuring issues and concerns are elevated to the Board and the Company’s Audit Committee, as appropriate;
•assisting the Board in defining the Company’s risk appetite in the Company’s Risk Appetite Statement, including by reviewing the Company’s Risk Appetite Statement and recommending to the Board any changes thereto;
•reviewing, and assessing the effectiveness of, the Company’s Enterprise Risk Management program (as established and described in the Company’s Enterprise Risk Management Policy), including management’s implementation thereof, and recommending to the Board any changes thereto;
•monitoring regulatory matters, including regulatory developments and results of examinations; and
•evaluating the adequacy of resource allocations to the risk management functions.
The Board’s Risk Committee oversees the Company’s enterprise‑wide risk management framework and assists the Board in its oversight of material risks across the organization. In carrying out these responsibilities, the Risk Committee receives regular reports from management committees operating pursuant to formal charters approved by the Risk Committee, which support oversight of key risk areas including enterprise risk management, credit, interest rate, liquidity, compliance, operational, technology and strategic risks.
The Board and the Risk Committee retain ultimate oversight responsibility for cybersecurity and technology‑related risks. Management oversight of these risks is supported through the Technology Management Committee, which is established by and reports to the Risk Committee and is responsible for monitoring information technology, cybersecurity, information security, and data governance risks. Senior management regularly communicates cybersecurity‑related matters, including threat activity, incidents, and risk management initiatives, to the Risk Committee, consistent with the Company’s risk governance framework.
Our Risk Committee consists of Richard H. McClure (Chair), S. Bryan Cook, Charles W. Digges, Jr., Michael Kirk Farmer, Jr., Charles E. Kruse, and John “JR” Ross.
Executive Committee
The Executive Committee is empowered to exercise the power and authority of the Board to act on urgent matters requiring approval or other action by the Board prior to a regularly scheduled meeting, except as limited by our written charter, Missouri law, our Articles, our Bylaws or other applicable laws and regulations. The Executive Committee reports to the Board at the next regularly scheduled meeting any actions taken by the Executive Committee. Our Executive Committee consists of Edward D. Robertson, Jr. (Chair), Richard H. McClure, Robert Hermann, Jr., S. Bryan Cook, and John “JR” Ross.

Board Oversight of Risk Management
Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.
Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including credit, interest rate, liquidity, compliance, operational, technology and strategic risks, on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The Risk Committee reviews, and assesses the effectiveness of, the Company’s enterprise risk management program, which is designed to assist the Board, management, and our business lines in identifying and monitoring major risks to mitigate potential losses or adverse impacts to the Company’s position. The Risk Committee also reviews the strategies, policies, procedures, reports, models and systems established by management to identify, assess, measure, and manage the major risks facing the Company.
The Audit Committee is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting) and, through its oversight of our internal audit function, assessing the overall effectiveness of our risk management framework.
The Compensation Committee has primary responsibility for risks and exposures associated with our human resources, compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. The Compensation Committee, in conjunction with our Chief Human Resources Officer and other members of our senior management as appropriate, is responsible for reviewing our incentive compensation arrangements to ensure these programs are consistent with our compensation philosophy and applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.
The Nominating and Governance Committee is responsible for making recommendations to the Board on all governance matters to help ensure proper Board oversight of the Company. The Nominating and Governance Committee reviews and assesses the adequacy of the Company's Insider Trading Policy and Code of Business Ethics Policy to help ensure exposure to associated risks are properly mitigated.
The role of our Board in our risk oversight is consistent with our leadership structure, with our senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Compensation Committee Interlocks and Insider Participation
Other than S. Bryan Cook, Robert M. Robuck and John "JR" Ross, no member of our Board or the Compensation Committee was at any time during the last completed fiscal year, or at any other time, one of our officers or employees.
None of our officers currently serves, or has served during the last completed fiscal year, as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.
Information Security and Data Privacy
The Company has adopted comprehensive information security and data privacy policies, and standards informed by recognized industry frameworks, including the Center for Internet Security (CIS) Critical Security Controls and applicable International Organization for Standardization (ISO) standards, and regularly benchmarks its information security program against reputable industry assessments to support ongoing effectiveness and maturity. Within this framework, the Company has established defined management roles responsible for the day-to-day oversight and execution of cybersecurity and information security activities. These roles operate within management-level committees and reporting structures designed to translate governance objectives and risk appetite into operational practices, support regulatory engagement and examination readiness, and ensure timely identification, escalation, and reporting of cybersecurity risks to executive management and the Board, as appropriate.

The Company is required to protect customer information in compliance with the Gramm-Leach-Bliley Act of 1999 (the "GLBA") and other consumer privacy laws and regulations. The Company's information security program is designed to balance security risks with business goals and provide appropriate protections for the confidentiality, integrity and availability of bank and customer information. The program is regularly audited by Company internal auditors and annually by federal and state regulators. Independent third-party penetration testing is conducted quarterly against external facing infrastructure. The Company maintains insurance commensurate with management's assessment of the levels of security and privacy risk.
All employees are required to take regular training on information security requirements and must acknowledge policies and standards annually. In addition, the Company conducts frequent phishing campaigns to test and educate all employees on how to spot phishing attacks and to measure the effectiveness of our training program. The Company's Privacy Statement, found on the Company's website at https://www.centralbank.net/privacy-statement/, serves as a standard for all employees for collection, use, retention and security of nonpublic personal information and provides detail on how customers may limit use of their information.
Finally, applications, databases, information technology infrastructure, service providers and business units that handle sensitive information are evaluated annually as part of the information security risk assessment. New applications, infrastructure components and service providers are also assessed prior to integration with existing systems. The Company and the Bank contractually require service providers, contractors, sub-contractors, or other third parties that process, transmit, access, or store bank or customer data to comply with relevant Company policies (including, but not limited to, retention, encryption, transmission, and application security policies) and safeguards and to be in compliance with applicable laws. Additional information concerning the Company's Information and Cybersecurity program is presented in Item 1C of the Company's 2025 Annual Report on Form 10-K.
Transactions with Related Persons
The Board of Directors has adopted a Related Party Transaction Policy (“Policy”). The purpose of the Policy is to establish procedures for the identification and approval, if necessary, of transactions in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers or persons known by us to be the beneficial owner of more than 5% of the outstanding of our Class A Common Stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees) ("Related Parties"), had or will have a direct or indirect material interest.
The Policy calls for potential related party transactions to be reported to and reviewed by the Corporate Secretary and, if deemed to be a related party transaction, submitted to our Audit Committee for review, approval or ratification. Upon the determination by the Corporate Secretary that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, all relevant facts and circumstances, including the related party’s relationship to us and interest in the transaction, the amount involved, our benefits from the transaction, the availability of other sources of comparable products or services and whether the terms are comparable to terms available from unrelated parties. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction. You may request a copy of the Policy from the Corporate Secretary.
Certain decisions and transactions are not subject to the Policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectibility or other unfavorable features.
Pursuant to the application of the Policy, the following transactions were identified:
•Employee Relationship. Andrew C. Grumney, a beneficial owner of more than 5% of our Class A Common Stock and the nephew of our Executive Chairman S. Bryan Cook, is employed in a non-executive role by the Company and received compensation in excess of $120,000 for each of 2025 and 2024, consistent with that of similarly situated employees with equivalent qualifications and responsibilities.

•Voting Trust Agreement. As of March 2, 2026, approximately 65.1% of our outstanding Class A Common Stock is held in the Voting Trust, governed by the voting trust agreement among the Company, the Voting Trust Members and S. Bryan Cook, Robert M. Robuck and Robert R. Hermann, Jr., as trustees (the “Trustees”). The Voting Trust Members consist of extended members of the Sam Baker Cook family and certain employees, descendants of former employees and other shareholders party thereto. S. Bryan Cook is our Executive Chairman, and Robert M. Robuck and Robert R. Hermann, Jr. are our directors.
The Trustees, acting by a simple majority, exercise sole voting discretion over Class A Common Stock held in the Voting Trust. Voting Trust Members are entitled to receive any cash dividends or other cash distributions made in respect of the shares underlying their respective interests in the Voting Trust. To the fullest extent permitted by Missouri law, which governs the Voting Trust Agreement, the Voting Trust Members have waived any and all fiduciary duties of the Trustees. We have also agreed to indemnify the Trustees against certain liabilities arising out of or in connection with their action or inaction under the Voting Trust Agreement.
Subject to the terms and conditions of the Voting Trust Agreement, Voting Trust Members may transfer their interests in the Voting Trust or withdraw their Class A Common Stock from the Voting Trust (i) in connection with a third party sale, subject to a right of first refusal by us and (ii) as otherwise permitted by the Trustees in their sole and absolute discretion.
The Voting Trust will terminate on December 31, 2035, which date may be extended for one or more additional ten-year terms with the approval of the Trustees, the Company and Voting Trust Members representing at least 60% of the shares of Class A Common Stock subject to the Voting Trust. In addition, the Voting Trust may be terminated at any time by the unanimous vote of the Trustees. The Voting Trust may only be amended with the written consent of Voting Trust Members representing at least 60% of the shares of Class A Common Stock subject to the Voting Trust.
•SBC Financings. On April 13, 2021, the Company issued a revolving line of credit (as amended from time to time, the "Original SBC Line of Credit") in an amount of up to $10 million to SBC Central Holdings Partnership (the "SBC Partnership") to fund certain tax liabilities in connection with the estate of Sam B. Cook, the father of S. Bryan Cook, our Executive Chairman. On August 8, 2025, the SBC Partnership was wound down as part of the Sam B. Cook estate termination process. The limited partners of the SBC Partnership consisted of trusts for the benefit of S. Bryan Cook and certain of his immediate family members and the Sam B. Cook Foundation (the "SBC Foundation"), a charitable foundation of which S. Bryan Cook is a co-trustee. The Original SBC Line of Credit had an interest rate equal to the prime rate minus 0.5% per annum payable quarterly with a maturity date of May 1, 2022 and was secured by shares of our Common Stock beneficially owned by the SBC Partnership. As of April 11, 2025, the Company had increased the Original SBC Line of Credit to $38.5 million and extended the maturity date to May 1, 2026.
On June 20, 2025, in connection with the anticipated wind-down of the SBC Partnership, the Company replaced the Original SBC Line of Credit with an interim revolving line of credit in an amount of up to $38.5 million issued to the Sam B. Cook Interim Trust (the "Interim Trust Line of Credit") for the benefit of S. Bryan Cook and his immediate family members and the SBC Foundation. The Interim Trust Line of Credit had an interest rate of the prime rate minus 0.5% per annum payable quarterly with a maturity date of September 1, 2025 and was secured by shares of our Common Stock beneficially owned by the borrower. As of June 30, 2025, at time of its replacement, the outstanding balance of the Original SBC Line of Credit was $37.0 million. Promptly following the replacement of the SBC Line of Credit with the Interim Trust Line of Credit, the Sam B. Cook Interim Trust made a $17.3 million payment, reducing the balance on the Interim Trust Line of Credit to $19.7 million, and on August 19, 2025, the Company decreased the Interim Trust Line of Credit to $19.7 million.
On August 29, 2025, the Company refinanced the remaining outstanding principal balance of the Interim Trust Line of Credit into six individual loans to S. Bryan Cook, certain of his immediate family members, trusts for the benefit of certain of his immediate family members and the Foundation with an aggregate principal amount of $19.7 million (each, an "Individual SBC Loan" and, together with the Original SBC Line of Credit and the Interim Trust Line of Credit, the "SBC Financings") and terminated the Interim Trust Line of Credit. Each Individual SBC Loan had an interest rate equal to prime rate minus 0.5% per annum, with a maturity date of September 10, 2025 and was secured by shares of our Common Stock beneficially owned in the respective borrower. As of August 29, 2025, each of the Individual SBC Loans was repaid in full.

The largest aggregate amount of principal outstanding on the SBC Financings since January 1, 2025 was $37.04 million and all SBC Financings were repaid in full as of August 29, 2025. We have received $1.14 million of interest and $37.04 million of principal payments on the SBC Financings between January 1, 2025 and August 29, 2025.
•Registration Rights Agreement. On November 21, 2025, in connection with our initial public offering, we entered into a registration rights agreement with the Voting Trust, as required by the Voting Trust Agreement described above. The registration rights agreement provides, among other things and subject to certain exceptions and conditions, that we are required to register shares of Class A Common Stock beneficially owned by certain eligible Voting Trust Members under the Securities Act.
•Directed Share Program. In connection with our initial public offering, we offered 1,677,717 shares of Class A Common Stock to our directors, executive officers, certain employees and other designated persons through a directed share program. Sales of Common Stock to our directors, executive officers, and beneficial owners of more than five percent of our Common Stock for a total purchase price in excess of $120,000 through the directed share program are detailed below:

Stockholder	Issue Date	Shares (#)	Per Share Price ($)	Total Purchase Price
James K. Ciroli	November 21, 2025	17,000	$21.00	$357,000
Anne Cook	November 21, 2025	9,000	21.00	189,000
S. Bryan Cook	November 21, 2025	38,619	21.00	810,999
Steven Cook	November 21, 2025	34,706	21.00	728,826
Andrew C. Grumney	November 21, 2025	17,490	21.00	367,290
Robert R. Hermann, Jr.	November 21, 2025	47,619	21.00	999,999
Richard H. McClure	November 21, 2025	11,200	21.00	235,200
Robert M. Robuck	November 21, 2025	47,619	21.00	999,999
John "JR" Ross	November 21, 2025	42,000	21.00	882,000
Sarah Cook Tryhus	November 21, 2025	34,706	21.00	728,826
•Ordinary Banking Relationships. Certain of our directors and executive officers, along with immediate family members and affiliates, are clients of, or have had transactions with, the Bank in the ordinary course of business. These transactions include deposits, loans, and other financial services-related transactions, including certain trust and wealth management services. These transactions are made in the ordinary course of business, are made available on terms, including interest rates and collateral, consistent with those available to the general public under similar conditions at the time of the transactions, and do not present more than the normal risk of collectability or any unfavorable features. As of December 31, 2025, none of these loans were categorized as nonaccrual, past due, restructured or potential problem loans.
Our directors and executive officers, along with their immediate family members and their affiliated organizations, and affiliates, had credit outstanding with the Bank of $274.5 million as of December 31, 2025. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our directors and executive officers, as well as with their immediate family members and affiliates.
Delinquent Section 16(a) Reports
Pursuant to Section 16 of the Exchange Act, the Company’s Directors and certain officers are required to, within specified due dates, file with the SEC reports of their initial ownership of the Company’s equity securities on Form 3, and all subsequent acquisitions, dispositions or other transfers of interest in such securities on Form 4 or Form 5, if and to the extent reportable events occur which require reporting by such due dates. Based on the Company's review of the filed copies of these reports, and on written representation from our Directors and executive officers, the Company believes that all of our Directors and executive officers satisfied such requirements during 2025, except that Mr. Russell L. Goldammer's holdings were inadvertently underreported on his Form 3 by 4,200 shares due to an inadvertent administrative error. The holdings were corrected in an amended Form 3 filed in February 2026.

Controlled Company Exemptions
As of March 2, 2026, the Voting Trust beneficially owns shares representing more than 50% of the voting power of our shares eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules. Under such rules, a company of which more than 50% of the voting power is held by an individual, group or by another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of the board of directors consists of independent directors, (ii) the board of directors has a compensation committee that is composed entirely of independent directors, and (iii) that director nominations be made, or recommended to the full board of directors, by independent directors or by a nominations committee that is composed entirely of independent directors and that the company adopt a written charter or board resolution addressing the nominations process. As a result, our Compensation Committee and our Nominating and Governance Committee are not composed entirely of independent directors. In the event that we cease to be a "controlled company" and our shares continue to be listed on the Nasdaq, we will comply with these provisions within the applicable transition periods.
Shareholder Communications
The Board has not adopted a formal policy for shareholder communications. We believe a formal policy is unnecessary because the Company has a longstanding practice that shareholders may communicate with the Board or any individual Director through the Corporate Secretary of the Company. The Corporate Secretary will forward all such communications to the Board or any individual Director. The Corporate Secretary will not forward any communications that: (i) constitute commercial advertising of products; (ii) contain offensive language or material; (iii) are not legible or coherent; or (iv) are in the nature of customer complaints that can be handled by Company management.
Insider Trading Policy
The Company has policies and procedures in place that it believes are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and Nasdaq listing standards. The Company’s Insider Trading Policy prohibits any director, executive officer or employee who is aware of material nonpublic information relating to the Company from, directly or through family members or other persons or entities, (i) buying or selling securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engaging in any other action to take personal advantage of that information or (ii) passing that information on to others outside the Company, including family and friends. In addition, the Company’s Insider Trading Policy provides that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. The Company’s Insider Trading Policy also prohibits, among other things, short-term trading of the Company’s securities, short sales of the Company’s securities, purchasing or holding securities in a margin account, and hedging and other derivative transactions. All designated insiders, which include directors, executive officers and employees who may be routinely exposed to material information in the course of their duties, are subject to the Company's blackout policy. In addition, the Company imposes mandatory pre-clearance and pre-authorization procedures on certain designated insiders, specifically including directors and executive officers, prior to effecting any transaction in the Company's securities. A copy of the Company’s Insider Trading Policy is included as an exhibit to the Company's 2025 Annual Report on Form 10-K for the year ended December 31, 2025.

2025 Director Compensation
Compensation earned during 2025 by the Directors of the Company who are not named executive officers for their service as Directors is listed in the table below.

Name	Fees Earned or Paid in Cash $	Stock Awards $	All Other Compensation $	Total $
Charles W. Digges, Jr.	$82,000	$—	$—	$82,000
Michael Kirk Farmer, Jr. (1)	88,800	—	1,000	89,800
Michael Kirk Farmer, Sr. (2)	4,800	—	—	4,800
Robert R. Hermann, Jr.	88,700	—	—	88,700
E. Stanley Kroenke	61,800	—	—	61,800
Charles E. Kruse	82,000	—	—	82,000
Richard H. McClure (3)	137,650	—	10,600	148,250
Edward D. "Chip" Robertson, Jr.	103,200	—	—	103,200
Bradley N. Sprong	74,500	—	—	74,500
________________________________
(1)Mr. Farmer, Jr. was elected to the Board as a Class I Director in April 2025. The amount in all other compensation for Mr. Farmer includes fees for serving on a market advisory board.
(2)Mr. Farmer, Sr. resigned from his role as a member of our Board, effective April 16, 2025.
(3)The amount in all other compensation for Mr. McClure includes fees for serving on a market advisory board.
Narrative on Director Compensation Table
Effective September 1, 2025, an employee of the Company or a subsidiary of the Company receives no additional compensation for serving as a Director of the Company. However, an employee of the Company or a subsidiary of the Company may receive additional compensation for serving as an advisory director of the market advisory boards. Any such compensation earned by a named executive officer will be reported in the Executive Compensation section herein.
Each non-employee Director of the Company is paid the following amounts, as applicable: an annual retainer of $60,000 payable in November of each year; a fee of $5,000 for attendance (in person or virtually) at each meeting of the Board of Directors; a fee of 1,500 for attendance (in person or virtually) at each meeting of a committee of which the Director is a member; an annual fee of $10,000 for service as a committee chair payable in November of each year; and a fee of $15,000 for the Lead Independent Director payable in November of each year. Changes to Directors' compensation are initiated by the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee then presents any changes to the full Board of Directors for its approval.

EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Compensation Philosophy
Our executive compensation program is designed to attract, retain, and motivate highly qualified leaders who can execute our strategy and deliver long-term value for shareholders while supporting safe and sound operations. Consistent with our culture and the expectations applicable to a regulated financial institution, we emphasize pay practices that reinforce prudent risk management, strong controls, and sustained performance over time.
The Compensation Committee believes shareholder value is best enhanced over the long term through consistent, disciplined growth in operating and financial results, achieved in a manner aligned with our risk framework and core values. Accordingly, our executive compensation opportunities will be structured to be performance-oriented and market-competitive, with a meaningful portion of total compensation tied to variable and/or equity-based incentives that align executives with shareholder interests.
2025 Summary Compensation Table
The following table provides summary information concerning the compensation earned by our principal executive officer, our two other most highly compensated officers serving as executive officers as of December 31, 2025, and one other employee who would have been one of our two other most highly compensated officers but for the fact that he was not serving as an executive officer as of December 31, 2025. These individuals are referred to as our named executive officers (the "NEOs").

Name and Principal Position	Year	Salary (1) $	Bonus (2) $	Stock Awards (3) $	Non-Equity Incentive Plan Compensation (4) $	All Other Compensation (5) $	Total $
S. Bryan Cook	2025	$973,077	$—	$450,019	$1,175,000	$362,905	$2,961,001
Executive Chairman	2024	928,077	930,000	400,181	—	395,967	2,654,225
John "JR" Ross	2025	953,077	—	1,000,192	1,463,000	84,297	3,500,566
President & Chief Executive Officer	2024	908,077	—	574,769	1,000,000	129,449	2,612,295
Robert M. Robuck (6, 7)	2025	138,461	500,000	215,197	—	75,936	929,594
Vice Chairman
Eric A. Hallgren (7)	2025	397,692	114,200	75,116	240,000	7,454	834,462
Chief Credit Officer
________________________________
(1)The amounts reported represent the NEO's base salary earned during the year.
(2)The amounts reported represent, for Messrs. Cook and Robuck, annual bonuses earned for 2024 and 2025, respectively, and for Mr. Hallgren, a deferred retention bonus of $114,200 paid in 2025.
(3)The amounts reported represent the aggregate grant date fair value of stock awards and restricted stock awards granted in 2025 and 2024, respectively, to the NEOs, which have been calculated in accordance with FASB ASC Topic 718 as discussed in "Stock-Based Compensation" Note 11 to our audited consolidated financial statements included in our 2025 Annual Report on Form 10-K.
(4)The amount reported represents, for Messrs. Cook, Ross and Hallgren, the annual bonuses earned in 2024 and 2025, which were earned pursuant to pre-defined performance metrics.

(5)All other compensation is comprised of the following amounts:

Name and Principal Position	Year	Personal Use of Company Vehicle and/or Car Allowance $	Personal Use of Company Aircraft $	Club Dues $	401(k) Plan Matching Contribution $	Vested Dividends $	Director Fees $	Advisory Board Fees $	Total $
S. Bryan Cook	2025	$12,035	$12,268	$245,502	$10,500	$—	$28,900	$53,700	$362,905
	2024	955	45,829	198,883	10,350	—	85,800	54,150	395,967
John "JR" Ross	2025	17,657	—	22,240	10,500	21,075	28,900	5,000	105,372
	2024	1,409	—	29,890	10,350	—	82,800	5,000	129,449
Robert M. Robuck (6, 7)	2025	8,652	—	9,280	4,154	—	27,700	26,150	75,936

Eric A. Hallgren (7)	2025	—	—	—	7,454	—	—	—	7,454

(6)Mr. Robuck served as an Executive Officer and Chief Financial Officer from May 3, 2025 to June 1, 2025.
(7)Messrs. Robuck and Hallgren were not NEOs for 2024, and therefore compensation is reported only for 2025.
Narrative Discussion of 2025 Summary Compensation Table
Agreements with NEOs
The Company has entered into an employment agreement with Mr. Ross, which was amended and restated in connection with our initial public offering.
The employment agreement with Mr. Ross generally provides for the terms of his compensation arrangements, including salary and variable compensation, vacation, perquisites, and eligibility for other health and welfare benefits. Pursuant to the amended and restated agreement, Mr. Ross's base salary is set at $960,000 and his annual bonus is subject to minimum and maximum thresholds to be developed by the Compensation Committee. The amended and restated employment agreement provides for flexibility for the Compensation Committee to determine the vesting terms and any performance criteria applicable to annual equity incentive awards.
Mr. Hallgren received an offer letter in connection with his commencement of employment on July 8, 2024 setting forth his initial salary, bonus and equity award levels. Mr. Hallgren's offer letter provides that he is eligible to receive a deferred retention bonus in the amount of $342,500, with the first $114,166.67 installment being paid concurrent with his first annual bonus payment in 2025 and the second and third installments with annual bonus payments in 2026 and 2027. All payments of deferred retention bonus are subject to Mr. Hallgren's ongoing employment as of the payment date. Mr. Hallgren is an at-will employee.
Messrs. Cook and Robuck are not parties to an employment agreement and are at-will employees. Each of Messrs. Cook, Robuck, Ross and Hallgren are subject to non-competition covenants and customer and employee non-solicitation covenants that apply for 12 months following a termination of employment for any reason, along with mutual non-disparagement obligations. In the event of a qualified retirement, the above restrictive covenants continue during the vesting period of any outstanding RSUs.
Mr. Ross’s agreement provides that, in the event of termination by the Company without “cause” or by the executive with “good reason,” he would be entitled to severance equal to (i) 12 months of base salary plus (ii) an amount equal to the monthly employer subsidy for health insurance premiums and disability premiums for then active employees for 12 months, subject to the execution and non-revocation of a release in favor of the Company. In the event of a termination by the Company without “cause” or resignation by Mr. Ross with “good reason” within 12 months following a “change of control,” he would be entitled to severance consisting of: two times the sum of (i) his base salary in effect on the date of termination, (ii) the annual bonus paid for the calendar year immediately preceding the termination of employment, plus (iii) the annualized amount of the monthly employer subsidy for health insurance premiums and disability premiums for then active employees. Mr. Ross’s amended and restated agreement includes a “net better” cutback, which provides that, in the event of a change in control, payments to Mr. Ross will be reduced by the minimum amount necessary to avoid an excise tax under Code Section 4999, if such reduction would result in Mr. Ross receiving a higher net after-tax amount.

“Cause” under Mr. Ross’s employment agreement includes: (i) a material breach of the terms of the executive’s employment agreement; (ii) executive’s conduct that amounts to fraud, dishonesty, disloyalty or willful misconduct; (iii) any conviction (including a plea of guilty or nolo contendere or entry into a pre-trial diversion program) for the commission of a crime involving a breach of trust or moral turpitude; (iv) conduct on the part of the executive that amounts to gross and willful insubordination or failure to perform his duties in a material respect, which is not cured to the reasonable satisfaction of the Company within 15 days after the executive receives written notice of such failure; (v) a good faith determination by a human resources committee that termination of the executive could materially advance the Company’s compliance with a regulatory action; and (vi) the executive’s removal or permanent prohibition from participating in the conduct of the Company’s affairs by an order issued under Section 8I(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818I(4) and (g)(1)). Mr. Ross’s right to cure any breach will not apply if there are habitual or repeated breaches by the executive involving the same or similar conduct.
“Good Reason” under Mr. Ross’ employment agreement includes: (i) a material diminution in the executive’s base salary other than a general reduction in base salary that affects all similarly situated colleagues; (ii) a relocation of the executive’s principal place of employment by more than 50 miles from his current principal place of employment, without the executive’s consent; (iii) a material diminution in the executive’s authority, duties, or responsibilities; or (iv) a material breach of the executive’s employment agreement by the Company.
Elements of 2025 Compensation
Base Salary. Base salary represents the fixed portion of a NEO’s compensation and is intended to provide compensation for expected day-to-day performance. Salaries are reviewed periodically and may be increased based on a number of factors, including the assumption of additional responsibilities and other factors that demonstrate a NEO’s increased value to the Company and review of competitive market data. The base salary rates for Messrs. Cook, Ross, Robuck, and Hallgren as of December 31, 2025 were $980,000, $960,000, $120,000, and $400,000, respectively, which reflect increases effective as of March 1, 2025 in connection with our annual review of our NEO's base salaries.
2024 and 2025 Bonuses and Non-Equity Incentive Plan Compensation. For Mr. Ross, in order to motivate achievement of short-term performance objectives, the Company determined his annual bonus based on achievement of predefined performance metrics. For 2024, Mr. Ross' bonus was formula-based, with his earned bonus equal to one percent of shareholder value added in excess of a ten percent return on risk-based capital, subject to a maximum bonus opportunity of $1,000,000. Mr. Ross received the maximum bonus opportunity in 2024.
For Mr. Cook's 2024 bonus and Mr. Robuck's 2025 bonus, the annual bonuses were determined on a discretionary basis. The Compensation Committee took into account the Company's performance, in particular, the increase in earnings along with individual performances. For Mr. Cook's bonus, the Committee also considered a peer compensation study performed by Aon, the Company's compensation consultant.
For 2025, the Company utilized a scorecard design for paying its annual incentive awards to Messrs. Cook and Ross. The scorecard was based upon a balance of profitability with strategic initiatives, sound credit management and other qualitative factors. Specifically, the scorecards were based 50% on profitability (pre-provision net income less net charge offs and earnings per share), 20% on strategic goals (fee income and deposit growth), 10% on credit management (net charge offs to loans) and 20% on a qualitative assessment (customer satisfaction, employee satisfaction, etc). Mr. Cook was eligible to receive incentive awards at threshold, target and maximum of $581,875, $931,000 and $1,347,500, respectively. Mr.Ross was eligible to receive incentive awards at threshold, target and maximum of $480,000, $960,000 and $1,680,000, respectively. Incentive awards for Messrs. Cook and Ross were $1,175,000 and $1,463,000, respectively, for 2025.
For Mr. Hallgren's 2025 bonus payment, this reflects his deferred retention bonus as described in his offer letter above. For his 2025 annual incentive award, management measured his performance with a scorecard based on Company and lending function profitability, loan quality, loan credit administration effectiveness and individual performance. Specifically, the scorecard was based 15% on Company profitability, 15% on lending function profitability (shareholder value added), 10% on net charge offs and delinquency metrics as compared to peers, 20% on classified, criticized and non-performing asset ratios, 20% on credit administration effectiveness and 20% on strategic projects and individual performance. Mr. Hallgren was eligible to receive incentive awards at threshold, target and maximum of $180,000, $220,000 and $260,000, respectively. His incentive award was $240,000 for 2025.
Equity Awards. We believe that providing a meaningful equity stake in our business is essential to create compensation opportunities so that we can compete for talent, on a risk-adjusted basis, with the wide range of peers in the competitive market. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, it aligns NEO incentives with shareholder interests in a manner that supports superior performance over time.

The Company has historically granted equity awards to key employees, excluding the NEOs, in the form of restricted stock awards or stock awards pursuant to the Central Bancompany, Inc. Restricted Stock Plan (the “Restricted Stock Plan”). The Restricted Stock Plan was designed to attract, retain, and reward employees while aligning the interest of the employees with the success of the Company.
Prior to 2026, the Company granted equity awards to the NEOs in the form of restricted stock awards for Messrs. Ross, Robuck, and Hallgren, and stock awards for Mr. Cook. Awards of restricted stock granted to Mr. Ross vest over three years based on his continued service, subject to earlier vesting in the event of a change in control or his death. Dividend rights are received upon grant of such awards, but are not paid out until vesting of the underlying award. Awards of restricted stock granted to Messrs. Robuck and Hallgren vest over five years, respectively, based on their continued service, subject to earlier vesting in the event of death of the NEO, and dividend rights are received upon grant of such awards, but are not paid out until vesting of the underlying award. Stock awards granted to Mr. Cook prior to 2026 vested immediately upon grant. Beginning in 2026, Mr. Cook's future awards will vest over three years.
2025 Equity Incentive Awards. For fiscal year 2025, the Company granted discretionary equity incentive awards to the NEOs. In determining the amounts of the awards, the Compensation Committee took into account the Company's strong performance, and in particular, the increases in earnings, growth in noninterest income, the strong performance and quality of the loan portfolio along with the individual's performance. The Committee also considered the compensation study performed by Aon, the Company's compensation consultant. For Messrs. Cook, Ross, Robuck and Hallgren, 2025 equity incentive awards were $450,019, $1,000,192, $215,197, and $75,116, respectively.
2026 Long-Term Incentive Plan Compensation. To best align executive incentives with shareholder interests, the Company approved a new long-term incentive plan for implementation in 2026. The awards will apply to our Executive Chairman, and President & Chief Executive Officer. The 2026 LTI awards will be 60% performance-based and 40% time-based grants. The performance portion of the awards will be based equally (1/3 per goal) on EPS growth, return on average assets (ROAA) and total shareholder return over a three-year period. The performance will be measured on a peer relative basis whereby target performance will be assessed at the peer median, maximum performance will be assessed at the 90th percentile and threshold performance will be assessed at the 25th percentile of the peers. The resulting vesting of the performance shares will be 100% at target performance and will range from 50% at threshold performance and 200% at maximum performance. The time-vested shares will vest one-third per year over three years.
Retirement Plans
401(k) Plan and Roth IRA. We offer a tax-qualified 401(k) plan to our U.S. employees, including our NEOs. Employees may contribute a maximum of 75% of their base salary, subject to certain IRS limits. The Company’s matching contribution is equal to one-half of an employee’s contribution, up to a maximum of 6% of the employee’s base pay. The Company also makes a voluntary contribution of 4% of base salary for all active employees. The Company also makes a Roth IRA option available to employees as a supplemental retirement savings vehicle, including for eligible employees catch-up contributions. The Company does not make employer contributions to Roth IRAs.
Retirement Plan. The Company has a noncontributory defined benefit pension plan, the Central Bancompany, Inc. Retirement Plan (the “Retirement Plan”), which was frozen to new participants as well as to future accruals, effective as of December 31, 2018. Following such date, participants in the Retirement Plan stopped accruing additional benefits for future service or compensation, but will retain benefits accumulated as of December 31, 2018, in accordance with the terms of the plan, which provides for a payment upon separation from service of 60% of the average of the five highest years of base salary prior to the date the Retirement Plan was frozen, less 50% of the participant’s social security benefit. Messrs. Cook and Robuck are the only NEOs who participate in the Retirement Plan.
SERP. Certain executives, including Messrs. Cook and Robuck, participate in the Central Bancompany Nonqualified Supplemental Retirement Plan (“SERP”), which provides for benefits upon a participant’s termination of employment due to death, disability, or qualifying retirement. Additionally, participants who are active employees at the time of a “change in control” (as defined in the SERP) will receive their benefits in the form of a lump sum payment within 60 days of the date of such change in control.
The SERP was frozen to new participants and accruals, effective as of December 31, 2018. Following such date, participants stopped accruing additional benefits under the SERP, but will retain benefits accumulated as of December 31, 2018, in accordance with the terms of the SERP.

Deferred Compensation Plans. The Company maintains the Central Bancompany, Inc. Incentive Compensation Plan I (“Incentive Plan I”) and the Central Bancompany, Inc. Incentive Compensation Plan II (“Incentive Plan II”), which provide for the deferral of compensation in the form of grants of phantom share awards which notionally track the value of the Company’s equity. Incentive Plan I provides for payment of a participant’s accrued benefit upon reaching retirement age (or an earlier separation from service) and Incentive Plan II provides for payment of a participant’s accrued benefit upon separation from service. Both Incentive Plan I and Incentive Plan II provide for payment of a participant’s accrued benefit upon the termination of such participant’s employment due to death or disability. Additionally, in the event of a “change in control” (as defined in Incentive Plan I and Incentive Plan II), any unvested benefits accrued by an active participant will vest in full as of the date of the change in control, and will be paid out to the participant in the form of a lump sum payment within 60 days of the date of such change in control. Messrs. Cook and Robuck previously received awards in both Incentive Plan I and Incentive Plan II, and Mr. Cook and is currently receiving annual distributions under Incentive Plan I through 2026, which became payable upon him reaching retirement age. Messrs. Cook and Robuck will be entitled to begin receiving distributions under Incentive Plan II upon separation from service. Messrs. Cook and Robuck did not receive any grants under Incentive Plan I or Incentive Plan II in 2025 and 2024.
Benefits: Our NEOs receive health coverage, life insurance, disability benefits and, generally, other similar benefits in the same manner as our U.S. employees.
Perquisites: We provide our NEOs with perquisites and other personal benefits that we believe to be reasonable and competitive with those offered by comparable companies to their executive officers including, for Messrs. Cook and Robuck, use of a vehicle selected by the Company (and related expenses, but excluding gas expenses for travel not related to the business of the Company), a car allowance for Mr. Ross, and for Messrs. Cook and Ross, personal use of our corporate aircraft when not needed for business purposes, and subject to a cap based on a percentage of miles flown, and club memberships, which our NEOs also use for business purposes.
Outstanding Equity Awards at December 31, 2025
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

Name	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested(1) $
S. Bryan Cook(2)	—	$—
John "JR" Ross(3)	117,150	2,825,658
Robert M. Robuck(4)	38,900	938,268
Eric A. Hallgren(5)	5,500	132,660
________________________________
(1)The market value was determined by multiplying the number of units by the closing price of a share of the Company's Class A Common Stock on December 31, 2025, which was $24.12.
(2)Mr. Cook has historically received fully vested shares, and therefore had no outstanding equity awards at December 31, 2025.
(3)For Mr. Ross, reflects unvested restricted stock, which vest in equal installments over three years. Accordingly, for Mr. Ross, 53,250 shares vested on March 1, 2026, 39,700 shares are scheduled to vest on March 1, 2027, and 24,200 shares are scheduled to vest on March 1, 2028.
(4)For Mr. Robuck, reflects unvested restricted stock, which vest in equal installments over five years. Accordingly, for Mr. Robuck, 9,750 shares vested on March 1, 2026, 9,750 shares are scheduled to vest on March 1, 2027, 9,850 shares are scheduled to vest on March 1, 2028, 6,450 shares are scheduled to vest on March 1, 2029, and 3,100 shares are scheduled to vest on March 1, 2030.
(5)For Mr. Hallgren reflects unvested restricted stock, which vest in equal installments over five years. Accordingly, for Mr. Hallgren, 1,100 shares vested on March 1, 2026, 1,100 shares are scheduled to vest on March 1, 2027, 1,100 shares are scheduled to vest on March 1, 2028, 1,100 shares are scheduled to vest on March 1, 2029, and 1,100 shares are scheduled to vest on March 1, 2030.

Termination, Qualified Retirement and Change in Control Provisions
As discussed above, the Company previously entered into an employment agreement with Mr. Ross, which includes severance entitlements in the event of certain qualifying terminations. Additionally, the restricted stock award agreement with Mr. Ross provides that the awards will become fully vested upon a change in control, and for Messrs. Ross, Robuck, and Hallgren, upon the death of the employee. NEOs who participate in the SERP, Incentive Plan I or Incentive Plan II may also be entitled to payment of their vested benefits under such plans in the event of a change in control, as discussed in further detail above. In the event of a "Qualified Retirement", as defined in the Central Bancompany, Inc. 2025 Equity Incentive Plan filed with the 2025 Annual Report on Form 10-K, unvested stock awards will continue to vest during the Vesting Period on the condition that the NEO does not violate any restrictive covenants or engage in fraud or misrepresentation causing harm to the Company or any of its affiliates.
Assessing Risk in Our Compensation Programs
Our Board has evaluated our compensation policies and practices in place in 2025, including with the advice of Aon, the Company’s compensation consultant, and has concluded that none of the Company’s incentive plans were likely to motivate behavior that would result in a material adverse impact to the Company.
Clawback Policy
The Board adopted and implemented a compensation recoupment policy, the "Clawback Policy Regarding the Recovery of Erroneously Awarded Incentive-Based Compensation", effective as of October 10, 2025, in accordance with Rule 10D-1 promulgated by the SEC under the Exchange Act and Nasdaq Listing Rule 5608. The compensation recoupment policy allows for the recovery or “clawback” of excess incentive-based compensation earned by a current or former executive officer during the three fiscal years preceding the date the listed company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. All awards, shares of Common Stock or benefits received or outstanding under the 2025 Plan will be subject to any clawback or recapture policy that we may adopt from time to time (including, the Company’s Clawback Policy Regarding the Recovery of Erroneously Awarded Incentive-Based Compensation). In addition, if the Administrator determines that the terms of an award were not satisfied and the failure to satisfy the terms was material, then the grantee will be obligated to repay the fair market value of the shares issued or delivered in respect of the award or, in the case of options or SARs, the award’s spread value.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board is comprised of five (5) independent directors meeting the applicable requirements of the SEC and Nasdaq. Each member of the Audit Committee has the ability to read and understand financial statements as required by the Nasdaq listing requirements. The Board has determined Bradley N. Sprong qualifies as an audit committee financial expert as defined by the SEC.
The Audit Committee’s key responsibilities are set forth in its charter, which has been approved by the Board and which is available on the Company’s website. The principal responsibilities of the Audit Committee are, among others, to assist the Board in its oversight of:
(i) the integrity of the Company’s financial statements;
(ii) the Company’s compliance with legal and regulatory requirements;
(iii) the independent auditors’ qualifications and independence, and
(iv) the performance of the independent auditors and the Company’s internal audit function.
The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by: (i) management, which has primary responsibility for establishing and maintaining appropriate internal financial controls over financial reporting, and for Company financial statements and reports and (ii) the independent auditor, which is responsible for expressing an opinion that the financial statements have been prepared in accordance with generally accepted accounting principles, that management’s assessment that the Company maintained effective internal control over financial reporting is fairly stated, and that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with Standards of the Public Company Accounting Oversight Board ("PCAOB").
The Audit Committee reviewed and discussed with management and KPMG LLP (the Company's independent registered public accounting firm) the Company’s consolidated financial statements as of and for the year ended December 31, 2025, as well as KPMG LLP’s reports on its audit of such financial statements and the Company’s internal control over financial reporting; discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; received the required written disclosures and the letter from KPMG LLP under applicable PCAOB standards regarding auditor independence; and discussed with KPMG LLP its independence.
The Audit Committee has established policies and procedures regarding the pre-approval of all services provided by the Company’s independent auditor; reviewed all proposed audit and non-audit services to be provided by the Company's independent auditor; considered whether such services are compatible with maintaining the independence of the independent auditor; and pre-approved all such services prior to their performance.
As required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the confidential submission of employee concerns regarding accounting, auditing or internal control matters. These procedures provide for appropriate monitoring and follow-up on any such matters submitted. The Company’s Chief Audit Officer is charged with promptly reporting to the Audit Committee any matter of which he becomes aware involving any serious or potentially serious breach of the Company’s Code of Business Conduct and Ethics or other Company policies involving any accounting or auditing matters, allegations of fraud or misconduct by senior management.
In reliance on the matters referred to above, the reports of management, the internal auditors and the independent auditor and the representations of management, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the year ended December 31, 2025 be included in the Company’s 2025 Annual Report on Form 10-K for the same year, as filed with the SEC.
The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for 2026 and has approved submitting the selection of the independent auditor for ratification by the shareholders. Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to pre-approval by the Audit Committee.
Audit Committee of Central Bancompany, Inc. Board of Directors:
Richard H. McClure, Chair
Charles W. Digges, Jr.
Charles E. Kruse
Edward D. "Chip" Robertson, Jr.
Bradley N. Sprong

Pre-approval of Services by the External Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by the Company’s external auditor. Annually, the Audit Committee reviews and approves the audit services to be performed along with other permitted services including audit-related and tax services to be provided by its independent auditor. The Audit Committee has delegated authority to the Chairman of the Committee for approval of audit and non-audit services of the independent auditor with any such approvals presented to the Committee at its next scheduled meeting. During 2025, all fees for professional services paid to KPMG were pre-approved by the Audit Committee.
Proposed engagements that do not meet these criteria may be presented to the Audit Committee at its next regular meeting or, if earlier consideration is required, to one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular Audit Committee meeting. The Audit Committee will regularly review summary reports detailing all services provided to the Company by its external auditor.
Fees Paid to Independent Registered Public Accounting Firm
The following is a summary of fees billed by KPMG LLP for professional services rendered during the fiscal years ended December 31, 2025 and 2024:

	December 31,
	2025	2024

Audit fees (1)	$2,505,000	$995,884
Audit-related fees	88,000	82,000
Tax fees	467,207	383,739
Total	$3,060,207	$1,461,623
________________________________
(1)Included in Audit Fees disclosed above, $1,300,000 and $845,884 for the years ended December 31, 2025 and 2024, respectively, relate to the annual audit, and approximately $1,205,000 and $150,000 relate to services provided in connection with securities offerings, including the issuance of comfort letters and related procedures. All such services were performed by the independent registered public accounting firm in accordance with applicable professional standards.
The audit fees billed by KPMG LLP are for professional services rendered for the audits of the Company’s annual consolidated financial statements and the audit of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2025 and for the reviews of the financial statements included in the Company’s Registration Statement on Form S-1/A for that fiscal year.
Audit-related fees are mainly for services rendered for agreed upon examination procedures relating to the Company’s mortgage banking operation. Tax fees are for services including both review and preparation of corporate income tax returns and tax consulting services.

OTHER BUSINESS
The management of the Company does not know of any matter or business to come before the meeting other than that referred to in the notice of meeting but it is intended that, as to any such other matter or business, the person named in the accompanying proxy will vote said proxy in accordance with the judgment of the person or persons voting the same.
Stockholder Proposals For 2027 Annual Meeting
If you wish to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), your proposal must be received by the Corporate Secretary of the Company at our principal executive offices at 238 Madison Street, Jefferson City, Missouri 65101, no later than November 25, 2026. In accordance with the Corporation's Bylaws, for any director nomination or other business to be properly brought before the 2027 Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary of the Company. To be timely for the 2027 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation:
•no earlier than 120 days prior to the meeting; and
•no later than 90 days prior to the meeting. The 2027 Annual Meeting is currently expected to be held on April 15, 2027, in which case notice would need to be received no earlier than December 16, 2026, and no later than January 15, 2027.
In the event that we hold our 2027 Annual Meeting more than 30 days before or after May 4, 2027, the one-year anniversary of the date of the 2026 Annual Meeting, we will disclose the new deadline by which stockholder’s proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
As set forth in the Company’s Bylaws, the stockholder's notice must include (i) a brief description of the business and reasons for conducting such business, (ii) the name and address of the proposing stockholder(s), (iii) the class and number of shares beneficially owned by the proposing stockholder(s), and (iv) any material interest of the proposing stockholder(s) in such business. In accordance with the Company’s Bylaws, no business shall be conducted at an annual meeting except in accordance with the procedures set forth therein. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the meeting; and if he or she should so determine, such business shall not be transacted. The chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive. A copy of the Company's Bylaws may be obtained by stockholders without charge upon written request to the Corporate Secretary of the Company at the address listed above.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company no later than January 15, 2027. To be valid under Rule 14a-19, the stockholder's notice must include a statement of intent that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Stockholders are also under a continuous obligation to promptly notify the Company of any changes to such intent or their list of nominees.
Delivery of Documents to Stockholders Sharing an Address
The SEC's proxy rules permit companies and intermediaries to satisfy delivery requirements for proxy statements, with respect to two or more stockholders sharing an address by delivering a single proxy statement and annual report with separate proxy cards for those stockholders. This method of delivery, often referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are not householding materials for our registered stockholders in connection with the Annual Meeting, however we understand that certain intermediaries will household our proxy materials.

If a brokerage, bank or other nominee holds your shares and household's our proxy materials, this means that only one Proxy Statement and annual report will be delivered to multiple stockholders sharing an address. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and Annual Report and would prefer to receive a single copy in the future, may contact Laurie Nowack by email at laurie.nowack@centralbank.net or by telephone at 573.634.1226. Be sure to include your name, the name of your brokerage firm and your account number.
Information Not Incorporated by Reference
Information contained on or accessible through our website at investor.centralbank.net or centralbank.net is not and shall not be deemed to be part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT
Shareholders of record can view the Notice of Meeting, Proxy Statement, Proxy Card and the 2025 Annual Report at www.astproxyportal.com/ast/29623. Shareholders who hold their Company stock through a broker, bank, trustee or nominee may view the proxy statement and 2025 annual report at www.astproxyportal.com/ast/29623.
The Proxy Statement and the 2025 Annual Report are also available on the Company's website at www.centralbank.net/ under “Investor Relations/Financials/SEC Filings”.
Shareholders who hold their Company stock through a broker, bank, trustee or nominee should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet.
The Company undertakes to provide without charge to each person solicited, upon the written request of such person, a copy of the Company's Proxy Statement and 2025 Annual Report to shareholders on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act for the Company's most recent fiscal year. Requests should be directed to Equiniti Trust Company, online at www.astfinancial.com/onlineproxyvoting/proxyvoting/requestmaterials, by telephone at 1.888.776.9962, or by email at help@equiniti.com. Please refer to the Notice for more detailed instructions for requesting such materials by mail.

By Order of the Board of Directors
/s/ Jeremy W. Colbert
Jeremy W. Colbert
Executive Vice President, General Counsel and Corporate Secretary
March 25, 2026

Appendix A

Central Bancompany, Inc.
2026 Employee Stock Purchase Plan
Adopted by the Board of Directors: March 19, 2026
Approved by the Stockholders: [Date]

(1)    GENERAL; PURPOSE; EFFECTIVE DATE.
•The Plan provides a means by which Eligible Employees of the Company and of certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations. The Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. Accordingly, the Plan shall be construed in a manner that is consistent with the requirements of Section 423 of the Code.
◦The Company will seek to obtain from each U.S. federal or state agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights under an Offering and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights under an Offering or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights under that Offering or the Plan in its entirety and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
◦The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2026, provided that this Plan is approved by the Company’s stockholders at such meeting and has previously or concurrently been approved by the Board. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or, if required under Section 12(a) below, materially amended) by the Board.
(2)    DEFINITIONS.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Administrator” means the Committee; provided, however, that during any period in which a Committee is not then constituted, the Board may designate one or more persons as the Administrator.
(b) “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Administrator may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c) “Applicable Law” means shall mean the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the New York Stock Exchange, Nasdaq Stock Market or the Financial Industry Regulatory Authority).
(d) “Board” means the Board of Directors of the Company.
(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration from the Eligible Employee by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction (including the consummation of a Corporate Transaction), as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(g) “Committee” means the Compensation Committee of the Board or such equivalent committee as in effect from time to time. In the event that no such committee has been established by the Board or is then constituted, then the term “Committee,” as used herein, will mean the Board.
(h) “Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
(i) “Company” means Central Bancompany, Inc., a Missouri corporation.
(j) “Compensation” means, unless otherwise determined by the Administrator, an Eligible Employee’s base pay, prior to salary reduction (such as pursuant to Sections 125, 132(f), 401(k) or 409A of the Code), plus sales commission and sales incentive pay, not including bonus and commissions, not including payments for overtime, shift premium, long-term incentive compensation, vacation pay and other compensation received from the Company or its Affiliates and excluding relocation, expense reimbursements, tuition, taxable fringe benefits or other reimbursements and income realized as a result of participation in any plan of the Company or its Affiliates.
(k) “Contributions” means the after-tax payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional after-tax payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions and only to the extent permitted by Section 423.
(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
i.a sale or other disposition of all or substantially all, as determined by the Administrator in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
ii.a sale or other disposition of more than 50% of the outstanding securities of the Company;
iii.a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
iv.a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(m) “Designated Company” means the Company and any Related Corporation selected by the Administrator as participating in the Plan.
(n) “Director” means a member of the Board.
(o) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing a particular Offering for eligibility to participate in that Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(p) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee.”
(q) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Administrator, the closing sales price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Administrator deems reliable. Unless otherwise provided by the Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

ii.If the Common Stock is not traded on any established stock exchange but is quoted on a national market or other quotation system, the Fair Market Value of a share of Common Stock will be the closing sales price on such date or, if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in such source as the Administrator deems reliable.
iii.In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Administrator in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Administrator, in a manner that complies with Section 409A of the Code and, to the extent applicable, Treasury Regulation Section 1.423-2(g)(2).
(t) “Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the New York Stock Exchange, the Nasdaq Stock Market and the Financial Industry Regulatory Authority).
(u) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods.
(v) “Offering Date” means a date selected by the Administrator for an Offering to commence.
(w) “Offering Document” means the document approved by the Administrator that sets forth the terms and conditions of an Offering will generally be set forth in an Offering.
(x) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(y) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(z) “Plan” means this Central Bancompany, Inc. 2026 Employee Stock Purchase Plan, as amended from time to time.
(aa) “Purchase Date” means one or more dates during an Offering, as selected by the Administrator, on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(ab) “Purchase Period” means one or more periods within an Offering as designated in the applicable Offering Document. An Offering may consist of one or more Purchase Periods, which are intended to be consecutive but not overlapping.
(ac) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(ad) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, whether now in existence or subsequently established.
(ae) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(af) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(3)ADMINISTRATION.
a.The Plan will be administered by the Administrator in accordance with this Section 3. Unless otherwise established by the Board or an authority subset thereof or in any charter of the Administrator, a majority of the members of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Committee’s charter, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. .
b.The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:
i.To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
ii.To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Companies, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Companies, (C) which Affiliates or Related Corporations may be excluded from participation in the Plan, and (D) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).
iii.To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
iv.To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
v.Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan under Section 423 of the Code.
vi.To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Administrator specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Company, do not have to comply with the requirements of Section 423 of the Code.
c.To the extent not prohibited by Applicable Law, the Administrator may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Administrator may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. The Committee will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
d.All determinations, interpretations and constructions made by the Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(4)SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
a.Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,200,000 shares of Common Stock.

b.If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
c.The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or by public tender offer.
(5)GRANT OF PURCHASE RIGHTS; OFFERING.
The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator. Each Offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate that will comply with all the requirements of Section 423(b)(5) of the Code, including the requirement that all Employees granted Purchase Rights under a particular Offering will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(6)ELIGIBILITY.
a.Purchase Rights may be granted only to Employees of the Company or, as the Administrator may designate in accordance with Section 3(b), to Employees of a Related Corporation or an Affiliate. Except as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Administrator may (unless prohibited by Applicable Law) require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Administrator may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five (5) months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code. The Administrator may also exclude from participation in the Plan, or in any Offering, (i) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees, or (ii) Employees who are citizens or residents of a foreign jurisdiction and who meet the requirements of Treasury Regulation 1.423-2(e)(3).
b.No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(b), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
c.As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
d.Subject to Section 6(a), Officers of the Company or of any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.
e.Any exclusion under this Section 6 will be applied in an identical manner to all Employees in accordance with Treasury Regulation Section 1.423-2(e).
(7)PURCHASE RIGHTS; PURCHASE PRICE.
a.On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock as designated by the Administrator during the period that begins on the Offering Date (or such later date as the Administrator determines for a particular Offering) and ends on the Purchase Date(s) stated in the Offering, which date(s) will be no later than the end of the Offering.

b.The Administrator will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
c.In connection with each Offering made under the Plan, the Administrator may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering; (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering; and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.
d.The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be specified by the Administrator prior to commencement of an Offering and will not be less than the lesser of:
i.85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
ii.85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
(8)PARTICIPATION; WITHDRAWAL; TERMINATION.
a.An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Administrator or a third party designated by the Administrator (each, an “Approved Designee”), within the time specified in the Offering, an enrollment form provided by the Company or the Approved Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Administrator or the maximum percentage of the Participant’s Compensation specified by the Administrator. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions (if any) from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.
b.During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or the Approved Designee a withdrawal form provided by the Company or the Approved Designee. The Company may impose a deadline before a Purchase Date for a withdrawal. Upon such withdrawal, such Participant’s Purchase Right in the applicable Purchase Period of that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
c.Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(a) or the other limitations set forth in this Plan, a Participant’s Contributions may be suspended by the Administrator at any time during an Offering. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of shares of Company Stock by reason of Section 423(b)(8) of the Code, Section 6(a) or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
d.Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period permitted by Applicable Law and specified in the Offering) or (ii) is otherwise no longer eligible to participate. The Company or the Approved Designee will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

e.Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering. Subject to applicable requirements under Section 423 of the Code, the Administrator may establish different and additional rules governing transfers and rehires.
f.During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.
g.In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Company outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
h.During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant except by will, the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
i.Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.
(9)EXERCISE OF PURCHASE RIGHTS.
a.On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. As soon as administratively practicable after a Purchase Date, the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights will be recorded in the books of the Company (or its transfer agent). No fractional shares may be issued unless specifically permitted in the Offering.
b.Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on a Purchase Date other than the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Purchase Period of that Offering, unless such Participant withdraws from or is not eligible to participate in such next Purchase Period, in which case such amount will promptly be distributed to such Participant without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).
c.No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code, the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date of an Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights under that Offering will be exercised and all accumulated but unused Contributions with respect to that Offering will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

(10)DESIGNATION OF BENEFICIARY.
a.The Administrator may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who will receive any shares of Common Stock and/or refunded Contributions (e.g., in cash) from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Administrator may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form (including, in the Administrator’s discretion, in an electronic form) approved by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
b.If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or Administrator of the estate of the Participant. If no executor or Administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse or if no spouse is known to the Company, then to the estate of the Participants.
(11)ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
a.In the event of a Capitalization Adjustment, the Administrator will appropriately and proportionately adjust (i) the maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the classes and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iii) the classes and number of securities that are the subject of the purchase limits under each ongoing Offering.
b.In the event of any of the transactions or events described in Section 11(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Corporate Transaction), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
i.To provide for either (A) termination of any outstanding Purchase Right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Purchase Right had such right been currently exercisable or (B) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
ii.To provide that the outstanding Purchase Rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
iii.To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
iv.To provide that Participants’ accumulated Contributions may be used to purchase shares of Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering(s) shall be terminated; and
v.To provide that all outstanding Purchase Rights shall terminate without being exercised.

c.In the event of a Corporate Transaction, then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Administrator) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase. If Purchase Rights are assumed, continued or substituted for, the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) shall determine whether it is intended that the replacement for Purchase Rights under the Plan will satisfy the requirements under Section 423 of the Code.
d.The Administrator will make all adjustments pursuant to this Section 11 in accordance with Section 423 of the Code unless it determines to cease compliance with Section 423 of the Code, and its determination(s) and adjustments will be final, binding and conclusive.
e.Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to outstanding Purchase Rights under the Plan or the purchase price with respect to any outstanding rights.
(12)AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.
a.The Committee may amend, modify or revise the Plan at any time in any respect the Committee deems necessary or advisable. However, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law and has not already been provided consistent therewith.
b.The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. The balance in each Participant’s account will be refunded as soon as administratively practicable after the termination of the Plan (without any interest thereon).
c.Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted; (ii) as the Committee deems necessary or advisable to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted; or (iii) as the Committee deems necessary or advisable to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Committee may amend outstanding Purchase Rights without a Participant’s consent if the Committee deems that such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Committee will be entitled to (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering as the Committee deems necessary or advisable to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with the Plan. The actions of the Committee pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

d.In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to (i) altering the purchase price for any Offering including an Offering underway at the time of the change in purchase price; (ii) shortening any Offering so that the Offering ends on a new Purchase Date, including an Offering underway at the time of the Committee action; and (iii) allocating shares of Common Stock. Such modifications or amendments shall not require stockholder approval or the consent of any Participant and the Committee may, but is not required to, make such modifications or adjustments in compliance with Section 423 of the Code.
(13)TAX QUALIFICATION; TAX WITHHOLDING.
a.Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special, or to avoid unfavorable, tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.
b.Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Administrator's sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by any combination of the following, as determined by the Administrator, (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation, (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, (iii) payment by cash, check or wire transfer from the Participant on or prior to a Purchase Date, or (iv) any other method deemed acceptable by the Administrator. The Administrator shall not be required to issue any shares of Common Stock under the Plan until such withholding obligations are satisfied.
c.The Plan is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to permit the Plan to be so exempt from Section 409A of the Code. Notwithstanding the foregoing, the Company, the Administrator, the Board, the Committee and the members thereof shall have no liability to a Participant or any other person if any terms of the Plan that are intended to be compliant with Section 423 of the Code are not so compliant or for any action taken by the Administrator, Board or Committee with respect thereto.
(14)MISCELLANEOUS PROVISIONS.
a.A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 10, a right under the Plan may not be exercised to any extent except by the Participant. Neither the Company nor the Administrator shall recognize, or be under any duty to recognize, any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
b.All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
c.A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
d.All notices or other communications by a Participant to the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.
e.Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of Contributions, the purchase price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

f.To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.
g.The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in any Offering will in any way alter the at-will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.
h.Except to the extent that U.S. federal law applies, the provisions of the Plan will be governed by the laws of the State of Missouri without resort to that state’s conflicts of laws rules. The titles and headings of the sections and subsections of the Plan are for convenience of reference only and are not intended to affect the meaning or interpretation of the Plan. Wherever used in the Plan, the masculine will be deemed to include the feminine and the neuter and the singular will be deemed to include the plural, unless the context clearly indicates otherwise.
i.Any action or litigation arising out of or relating to the Plan or an Offering must be commenced and prosecuted in a Missouri state court or a federal court in the state of Missouri. A Participant (and any beneficiary thereof) is deemed to have consented and submitted to the personal jurisdiction over them of any such federal or state court in respect of any such action or litigation, and also to have consented to service of process upon them with respect to any such action or litigation by registered mail, return receipt requested, and by any other means permitted by rule or law.
j.If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.
k.If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.
l.All Eligible Employees who are granted rights under the Plan will have equal rights and privileges under a particular Offering so that the Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code. Subject to any such special terms, any provision of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
m.Each Participant shall, if requested by the Company, give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made (i) within two years from the enrollment date of the Offering in which the shares were purchased or (ii) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
n.To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any designation, subscription agreement, form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.
o.The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
p.By electing to participate in an Offering, a Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and any agreements hereunder will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and any agreements hereunder will be deemed amended as necessary to conform to Applicable Laws.

Appendix B - Proxy Cards

ANNUAL MEETING OF SHAREHOLDERS OF

CENTRAL BANCOMPANY, INC.

May 4, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card, and Annual Report are available at www.astproxyportal.com/ast/29623

Please sign, date, and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333300000001000 2 050426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1. Election of Directors				
Michael K. Farmer, Jr.	Class I director	☐	☐	☐
E. Stanley Kroenke	Class I director	☐	☐	☐
Charles E. Kruse	Class I director	☐	☐	☐
Bradley N. Sprong	Class I director	☐	☐	☐
2. To ratify the selection of KPMG LLP as independent registered public accounting firm for fiscal year 2026.		☐	☐	☐
3. To adopt the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR" each of the nominees in Proposal 1 and "FOR" Proposal 2 and Proposal 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

B-1

CENTRAL BANCOMPANY, INC.

Proxy for Annual Meeting of Shareholders on May 4, 2026

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeremy Colbert and Robert Robuck, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Central Bancompany, Inc, to be held at 2:00 PM Central Time on May 4, 2026, on the third floor of the Financial Center, 111 E. Miller Street, Jefferson City, Missouri 65101, and virtually at edge.media-server.com/mmc/p/n2fpq6x5 (password: cbc2026), and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

B-2